SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Amendment No.     )

Filed by the Registrant X

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Materials under 14a-12

EMPIRE RESORTS, INC.

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (check the appropriate box):

X	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

EMPIRE RESORTS, INC.

c/o Monticello Casino and Raceway

204 State Route 17B, P.O. Box 5013

Monticello, New York 12701

To the Stockholders of Empire Resorts, Inc.:

You are cordially invited to attend the 2016 Annual Meeting of Stockholders (the “Annual Meeting”) of Empire Resorts, Inc. (the “Company”), to be held at the offices of Ellenoff Grossman & Schole LLP, located at 1345 Avenue of the Americas, New York, New York 10105, on Tuesday, November 1, 2016, at 10:00 a.m., Eastern Standard Time, to consider and vote upon the following proposals:

1.	To elect six directors to serve on the Company’s Board of Directors (the “Board”) until the 2017 annual meeting of stockholders or until their successors are elected and qualified;

2.	To approve an amendment and restatement (the “Proposed Restated Charter”) of our Amended and Restated Certificate of Incorporation, as amended (the “Current Charter”) to:

a. (i) delete the provision allowing directors to remove other directors and (ii) enable stockholders to remove directors from the Board with or without cause (the “Director Removal Proposal”);

b. delete the provision referencing the applicability of the gaming laws and regulations of the State of Mississippi to transfers of the Company’s capital stock and retain the provision referencing the applicability of the gaming laws and regulations of any jurisdiction in which the Company conducts gaming operations to the ownership of the Company’s capital stock (the “Applicable Gaming Law Proposal”);

c. clarify that the director vote required to amend the Company’s bylaws (the “Bylaws”) is a “majority of the directors then in office” (the “Bylaws Proposal”);

d. amend the indemnification provisions to (i) leave to the discretion of the Board whether to extend indemnification and advancement of expenses to employees and agents of the Company, and (ii) clarify that the Company will pay a claimant in an indemnification or advancement action fees that are proportionate to his or her level of success in the indemnification or advancement action (the “Indemnification Proposal”);

e. add a provision that all internal corporate claims be brought exclusively in Delaware courts (the “Forum Selection Proposal”); and

f. to clarify that, in accordance with Delaware General Corporation Law, the Board, in addition to stockholders, must approve a repeal or modification of the article relating to director exculpation from monetary liability for breach of fiduciary duty under certain circumstances (the “Director Exculpation Proposal,” and collectively with the Director Removal Proposal, the Applicable Gaming Law Proposal, the Bylaws Proposal, the Indemnification Proposal and the Forum Selection Proposal, the “Charter Amendment Proposals”);

3.	To conduct a non-binding advisory vote on our 2015 executive compensation; and

4.	Such other matters as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR, “FOR” EACH OF THE CHARTER AMENDMENT PROPOSALS AND “FOR” THE APPROVAL OF EXECUTIVE COMPENSATION.

The Board has fixed the close of business on September 9, 2016 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any postponement or adjournment thereof. Accordingly, only stockholders of record at the close of business on the Record Date are entitled to notice of, and shall be entitled to vote at, the Annual Meeting or any postponement or adjournment thereof.

Your vote is important. You are requested to carefully read the Proxy Statement and accompanying Notice of Annual Meeting for a more complete statement of matters to be considered at the Annual Meeting.

By Order of the Board,

/s/ Emanuel Pearlman	/s/ Nanette L. Horner
Emanuel Pearlman	Nanette L. Horner
Executive Chairman of the Board	Secretary

September 20, 2016

IMPORTANT

Whether or not you expect to attend the Annual Meeting, you are respectfully requested by the Board of Directors to sign, date and return the enclosed proxy promptly, or follow the instructions contained in the Notice of Availability of Proxy Materials to vote on the Internet. If you grant a proxy, you may revoke it at any time prior to the Annual Meeting or vote in person at the Annual Meeting. If you received this Proxy Statement in the mail, a return envelope is enclosed for your convenience.

PLEASE NOTE: If your shares are held in street name, your broker, bank, custodian, or other nominee holder cannot vote your shares in the election of directors or with respect to the Charter Amendment Proposals and the advisory vote on executive compensation unless you direct the nominee holder how to vote, by returning your proxy card or by following the instructions contained in the Notice of Availability of Proxy Materials to vote on the Internet.

EMPIRE RESORTS, INC.

c/o Monticello Casino and Raceway

204 State Route 17B, P.O. Box 5013

Monticello, New York 12701

NOTICE OF 2016 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON NOVEMBER 1, 2016

To the Stockholders of Empire Resorts, Inc.:

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Empire Resorts, Inc. (the “Company”) for use at the 2016 Annual Meeting of Stockholders of the Company and at all adjournments and postponements thereof (the “Annual Meeting”). The Annual Meeting will be held at the offices of Ellenoff Grossman & Schole LLP, located at 1345 Avenue of the Americas, New York, New York 10105, on Tuesday, November 1, 2016, at 10:00 a.m., Eastern Standard Time, to consider and vote upon the following proposals:

1.	To elect six directors to serve on the Board until the 2017 annual meeting of stockholders or until their successors are elected and qualified;

2.	To approve an amendment and restatement (the “Proposed Restated Charter”) of our Amended and Restated Certificate of Incorporation, as amended (the “Current Charter”) to:

a. (i) delete the provision allowing directors to remove other directors and (ii) enable stockholders to remove directors from the Board with or without cause (the “Director Removal Proposal”);

b. delete the provision referencing the applicability of the gaming laws and regulations of the State of Mississippi to transfers of the Company’s capital stock and retain the provision referencing the applicability of the gaming laws and regulations of any jurisdiction in which the Company conducts gaming operations to the ownership of the Company’s capital stock (the “Applicable Gaming Law Proposal”);

c. clarify that the director vote required to amend the Company’s bylaws (the “Bylaws”) is a “majority of the directors then in office” (the “Bylaws Proposal”);

d. amend the indemnification provisions to (i) leave to the discretion of the Board whether to extend indemnification and advancement of expenses to employees and agents of the Company, and (ii) clarify that the Company will pay a claimant in an indemnification or advancement action fees that are proportionate to his or her level of success in the indemnification or advancement action (the “Indemnification Proposal”);

e. add a provision that all internal corporate claims be brought exclusively in Delaware courts (the “Forum Selection Proposal”); and

f. to clarify that, in accordance with Delaware General Corporation Law, the Board, in addition to stockholders, must approve a repeal or modification of the article relating to director exculpation from monetary liability for breach of fiduciary duty under certain circumstances (the “Director Exculpation Proposal,” and collectively with the Director Removal Proposal, the Applicable Gaming Law Proposal, the Bylaws Proposal, the Indemnification Proposal and the Forum Selection Proposal, the “Charter Amendment Proposals”);

3.	To conduct a non-binding advisory vote on our 2015 executive compensation; and

4.	Such other matters as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR, “FOR” EACH OF THE CHARTER AMENDMENT PROPOSALS AND “FOR” THE APPROVAL OF EXECUTIVE COMPENSATION.

Holders of record of our common stock, par value $.01 (the “Common Stock”) and Series B Preferred Stock, par value $.01 (the “Series B Preferred Stock” and collectively with the Common Stock, the “Voting Stock”) at the close of business on September 9, 2016 (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. Each share of Common Stock entitles the holder thereof to one vote and each share of Series B Preferred Stock entitles the holder thereof to fifty-four thousandths (.054) of one vote.

Your vote is important, regardless of the number of shares you own. The affirmative vote of a plurality of the votes cast at the Annual Meeting by the holders of the Voting Stock present in person or represented by proxy and entitled to vote at the Annual Meeting, voting as one class, is required to elect directors. An affirmative vote of a majority of our issued and outstanding Voting Stock, voting as one class is required to approve each Charter Amendment Proposal. An affirmative vote of a majority of the votes cast at the Annual Meeting by the holders of the Voting Stock present in person or represented by proxy card entitled to vote at the Annual Meeting, voting as one class is required for approval of the advisory vote on executive compensation.

A complete list of stockholders of record entitled to vote at the Annual Meeting will be available for ten days before the Annual Meeting at the principal executive offices of the Company for inspection by stockholders during ordinary business hours for any purpose germane to the Annual Meeting.

Even if you plan to attend the Annual Meeting in person, it is strongly recommended you complete and return your proxy card before the Annual Meeting date, to ensure that your shares will be represented at the Annual Meeting if you are unable to attend.

You are urged to review carefully the information contained in the enclosed proxy statement prior to deciding how to vote your shares.

By Order of the Board,

/s/ Emanuel Pearlman	/s/ Nanette L. Horner
Emanuel Pearlman	Nanette L. Horner
Executive Chairman of the Board	Secretary

September 20, 2016

IF YOU RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR SHARES WILL BE VOTED “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR, “FOR” EACH OF THE CHARTER AMENDMENT PROPOSALS AND “FOR” THE APPROVAL OF EXECUTIVE COMPENSATION.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on November 1, 2016: This Proxy Statement, along with our Annual Report on Form 10-K for the year ended December 31, 2015, as amended, is available at: http://www.cstproxy.com/empireresorts/2016.

EMPIRE RESORTS, INC.

c/o Monticello Casino and Raceway

204 State Route 17B, P.O. Box 5013

Monticello, New York 12701

PROXY STATEMENT

2016 ANNUAL MEETING OF STOCKHOLDERS

to be held on Tuesday, November 1, 2016 at 10:00 a.m. EST

at the offices of Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas

New York, New York 10105

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS

Why am I receiving these materials?

The Company has made these materials available to you on the Internet or, upon your request, has delivered printed versions of these materials to you by mail, in connection with the Company’s solicitation of proxies for use at the 2016 Annual Meeting of Stockholders to be held on Tuesday, November 1, 2016 at 10:00 a.m., Eastern Standard Time, at the offices of Ellenoff Grossman & Schole LLP, located at 1345 Avenue of the Americas, New York, New York 10105, and at any postponement(s) or adjournment(s) thereof. These materials are first being sent or given to stockholders on or about September 20, 2016. This proxy statement gives you information on the proposals to be presented at the Annual Meeting so that you can make an informed decision.

In this proxy statement, we refer to Empire Resorts, Inc. as the “Company”, “we”, “us” or “our.”

What is included in these materials?

These materials include:

•	This Proxy Statement for the Annual Meeting; and
•	The Company’s Annual Report on Form 10-K for the year ended December 31, 2015, as amended, as filed with the Securities and Exchange Commission (the “SEC”) on March 10, 2016 (the “Annual Report”).

If you requested printed versions of these proxy materials by mail, these materials also include the proxy card or voting instruction form for the Annual Meeting.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

Pursuant to rules adopted by the SEC, the Company has elected to provide access to its proxy materials via the Internet instead of mailing printed copies. Accordingly, the Company is sending a Notice of Internet Availability of Proxy Materials (the “Internet Availability Notice”) to the

Company’s stockholders. Most stockholders will not receive printed copies of the proxy materials unless they request them. Instead, instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Internet Availability Notice. All stockholders will have the ability to access the proxy materials on the website referred to in the Internet Availability Notice or request to receive a printed or electronic set of the proxy materials. Stockholders may request to receive proxy materials in printed form or electronically by email, by telephone, mail or by logging on to http://www.cstproxy.com/empireresorts/2016. The Company encourages stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of our annual meetings.

How can I get electronic access to the proxy materials?

The Internet Availability Notice will provide you with instructions regarding how to:

•	View the Company’s proxy materials for the Annual Meeting on the Internet; and
•	Instruct the Company to send future proxy materials to you electronically by email.

Choosing to receive future proxy materials by email will save the Company the cost of printing and mailing documents to you and will reduce the impact of the Company’s annual meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email message next year with instructions containing a link to those materials. Your election to receive proxy materials by email will remain in effect until you terminate it.

What items of business will be voted on at the Annual Meeting?

The items of business scheduled to be voted on at the Annual Meeting are:

1.	To elect six directors to serve on the Board of Directors of the Company (the “Board”) until the 2017 annual meeting of stockholders or until their successors are elected and qualified;

2.	To approve an amendment and restatement (the “Proposed Restated Charter”) of our Amended and Restated Certificate of Incorporation, as amended (the “Current Charter”) to:

a. (i) delete the provision allowing directors to remove other directors and (ii) enable stockholders to remove directors from the Board with or without cause (the “Director Removal Proposal”);

b. delete the provision referencing the applicability of the gaming laws and regulations of the State of Mississippi to transfers of the Company’s capital stock and retain the provision referencing the applicability of the gaming laws and regulations of any jurisdiction in which the Company conducts gaming operations to the ownership of the Company’s capital stock (the “Applicable Gaming Law Proposal”);

c. clarify that the director vote required to amend the Company’s bylaws (the “Bylaws”) is a “majority of the directors then in office” (the “Bylaws Proposal”);

d. amend the indemnification provisions to (i) leave to the discretion of the Board whether to extend indemnification and advancement of expenses to employees and agents of the

Company, and (ii) clarify that the Company will pay a claimant in an indemnification or advancement action fees that are proportionate to his or her level of success in the indemnification or advancement action (the “Indemnification Proposal”);

e. add a provision that all internal corporate claims be brought exclusively in Delaware courts (the “Forum Selection Proposal”); and

f. to clarify that, in accordance with Delaware General Corporation Law, the Board, in addition to stockholders, must approve a repeal or modification of the article relating to director exculpation from monetary liability for breach of fiduciary duty under certain circumstances (the “Director Exculpation Proposal,” and collectively with the Director Removal Proposal, the Applicable Gaming Law Proposal, the Bylaws Proposal, the Indemnification Proposal and the Forum Selection Proposal, the “Charter Amendment Proposals”);

3.	To conduct a non-binding advisory vote on our 2015 executive compensation; and

4.	To transact any other matters as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

How does the Board of Directors recommend that I vote?

Our Board unanimously recommends that stockholders vote “FOR” each of the nominees for director, “FOR” each of the Charter Amendment Proposals and “FOR” the approval of executive compensation.

Who can vote at the 2016 Annual Meeting of Stockholders?

Stockholders who owned shares of our common stock, par value $.01 per share (“Common Stock”) or Series B Preferred Stock, par value $.01 per share (“Series B Preferred Stock,” together with the Common Stock, the “Voting Stock”) on September 9, 2016 (the “Record Date”) may attend and vote at the Annual Meeting. There were 31,139,207 shares of Common Stock and 44,258 and shares of Series B Preferred Stock outstanding on the Record Date.

How many votes am I entitled to per share?

Each share of Common Stock entitles the holder thereof to one vote and each share of Series B Preferred Stock entitles the holder thereof to fifty-four thousandths (.054) of one vote. All Voting Stock votes together as a single class. Information about the stockholdings of our directors and executive officers is contained in the section of this proxy statement entitled “Principal Stockholders” on page 37 of this proxy statement.

What is the difference between a stockholder of record and a beneficial owner of shares held in street name?

Stockholder of Record. If your shares are registered directly in your name with the Company’s transfer agent, Continental Stock Transfer & Trust Company, you are considered the stockholder of record with respect to those shares, and the Internet Availability Notice was sent directly to you by the Company. If you request printed copies of the proxy materials by mail, you will receive a proxy card.

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and the Internet Availability Notice was forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account. Those instructions are contained in a “vote instruction form.” If you request printed copies of the proxy materials by mail, you will receive a vote instruction form.

If I am a stockholder of record of the Company’s Voting Stock, how do I vote?

There are three ways to vote:

•	In person. If you are a stockholder of record, you may vote in person at the Annual Meeting. The Company will give you a ballot when you arrive.
•	Via the Internet. You may vote by proxy via the Internet by following the instructions provided with the Internet Availability Notice.
•	By Mail. If you request printed copies of the proxy materials by mail, you may vote by proxy by filling out the proxy card and sending it back in the envelope provided.

If I am a beneficial owner of shares held in street name, how do I vote?

There are three ways to vote:

•	In person. If you are a beneficial owner of shares held in street name and you wish to vote in person at the Annual Meeting, you must obtain a legal proxy from the brokerage firm, bank, broker-dealer or other similar organization that holds your shares. Please contact that organization for instructions regarding obtaining a legal proxy.
•	Via the Internet. You may vote by proxy via the Internet by following the instructions provided by your brokerage firm, bank, broker-dealer or other similar organization that holds your shares.
•	By Mail. If you request printed copies of the proxy materials by mail, you may vote by proxy by filling out the vote instruction form and sending it back in the envelope provided by your brokerage firm, bank, broker-dealer or other similar organization that holds your shares.

What is the proxy card?

The proxy card enables you to appoint each of Joseph A. D’Amato, our Chief Executive Officer and a director, and Emanuel R. Pearlman, the Executive Chairman of our Board, as your representatives at the Annual Meeting. By completing and returning the proxy card, you are authorizing these persons to vote your shares at the Annual Meeting in accordance with your instructions on the proxy card. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting, it is strongly recommended you complete and return your proxy card before the Annual Meeting date just in case your plans change. If a proposal comes up for vote at the Annual Meeting that is not on the proxy card, the proxies will vote your shares, under your proxy, according to their best judgment.

I share an address with another stockholder and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the Internet Availability Notice and, if applicable, the proxy materials to multiple stockholders who share the same address unless we received contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs, and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written request, we will deliver promptly a separate copy of the Internet Availability Notice and, if applicable, the proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy of the Internet Availability Notice and, if applicable, the proxy materials, stockholders may contact us as follows:

Empire Resorts, Inc.

c/o Monticello Casino and Raceway

204 State Route 17B, P.O. Box 5013

Monticello, New York 12701

Attention: Secretary

Stockholders who hold shares in street name (as described below) may contact their brokerage firm, bank, broker-dealer, or other similar organization to request information about householding.

How do I request a paper copy of the proxy materials?

There are four ways to request a paper copy of proxy materials:

•	By mail: You may obtain a paper copy of the proxy materials by writing to us at Empire Resorts, Inc., c/o Monticello Casino and Raceway, 204 State Route 17B, P.O. Box 5013, Monticello, New York 12701, Attn: Secretary.
•	By telephone. You may obtain a paper copy of the proxy materials by calling (888) 221-0690.
•	Via the Internet: You may obtain a paper copy of the proxy materials by logging on to http://www.cstproxy.com/empireresorts/2016
•	By Email: You may obtain a paper copy of the proxy materials by email at proxy@continentalstock.com.

Please make your request for a paper copy as instructed above on or before October 20, 2016 to facilitate timely delivery.

Can I change my vote after I have voted?

You may revoke your proxy and change your vote at any time before the final vote on each proposal at the Annual Meeting. You may vote again on a later date via the Internet (in which case only your latest Internet proxy submitted prior to the Annual Meeting will be counted), by signing and returning a new proxy card or vote instruction form with a later date, or by attending the Annual Meeting and voting in person if you are a stockholder of record. However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the Annual Meeting or specifically request that your prior proxy be revoked by delivering to the Company’s Secretary, at c/o Monticello Casino and Raceway, 204 State Route 17B, P.O. Box 5013, Monticello, New York 12701, a written notice of revocation prior to the Annual Meeting.

Please note, however, that if your shares are held of record by a brokerage firm, bank or other nominee, you must instruct your broker, bank or other nominee that you wish to change your vote by following the procedures on the voting form provided to you by the broker, bank or other nominee. If your shares are held in street name, and you wish to attend the Annual Meeting and vote at the Annual Meeting, you must bring to the Annual Meeting a legal proxy from the broker, bank or other nominee holding your shares, confirming your beneficial ownership of the shares and giving you the right to vote your shares.

How many shares must be present or represented to conduct business at the Annual Meeting?

The quorum requirement for holding the Annual Meeting and transacting business is that holders of a majority of the Voting Stock outstanding as of the Record Date must be present in person or represented by proxy. “Broker non-votes,” which are described below, and abstentions are counted for the purpose of determining the presence of a quorum.

How are votes counted?

You may vote “for,” “against,” or “abstain” on each of the proposals being placed before our stockholders. If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items.

If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. These matters are referred to as “non-routine” matters. All of the matters scheduled to be voted on at the Annual Meeting are “non-routine.” In tabulating the voting result for the election of directors or the advisory vote on executive compensation, shares that constitute broker non-votes and abstentions are not considered votes cast. Broker non-votes and abstentions will have the same effect as votes against each of the Charter Amendment Proposals.

How many votes are required to approve each of the proposals?

Six directors are nominated for election to the Board to serve for the next year and until their respective successors are elected and qualified. The six persons receiving the highest number of affirmative votes cast by holders of Voting Stock present in person or represented by proxy and entitled to vote thereon at the Annual Meeting voting as one class will be elected. Abstentions and broker non-votes will have no effect on the outcome of the election.

An affirmative vote of a majority of our issued outstanding Voting Stock voting as one class is required for the approval of each Charter Amendment Proposal. Broker non-votes and abstentions will have the same effect as votes against each Charter Amendment Proposal.

An affirmative vote of a majority of the votes cast by holders of Voting Stock present in person or represented by proxy and entitled to vote thereon at the Annual Meeting voting as one class is required to approve the advisory vote on executive compensation. Abstentions and broker non-votes, which are not considered “votes cast,” will reduce the absolute number, but not the overall percentage, of affirmative votes required to approve the advisory vote on executive compensation.

Will my shares be voted if I do not sign and return my proxy card?

If your shares are held in street name or in your name and you do not sign and return your proxy card, your shares will not be voted unless you vote in person at the Annual Meeting.

What happens if I do not indicate how to vote my proxy?

If you just sign your proxy card without providing further instructions, your shares will be voted “FOR” for all the director nominees, “FOR” each Charter Amendment Proposal and “FOR” the approval of executive compensation.

Is my vote kept confidential?

Proxies, ballots and voting tabulations identifying stockholders are kept confidential and will not be disclosed except as may be necessary to meet legal requirements.

Where do I find the voting results of the Annual Meeting?

We will announce voting results at the Annual Meeting. The final voting results will be tallied by the inspector of election and published in a Current Report on Form 8-K, which the Company is required to file with the SEC within four business days following the Annual Meeting.

Who can help answer my questions?

You can contact our Chief Counsel and Secretary, Nanette L. Horner, at (845) 807-0001 or by sending a letter to Nanette L. Horner at the offices of the Company, c/o Monticello Casino and Raceway, 204 State Route 17B, P.O. Box 5013, Monticello, New York 12701 with any questions about the proposals described in this proxy statement or how to execute your vote.

THE ANNUAL MEETING

We are furnishing this proxy statement to you, as a stockholder of Empire Resorts, Inc., as part of the solicitation of proxies by our Board for use at our Annual Meeting to be held on Tuesday, November 1, 2016, or any adjournment(s) or postponement(s) thereof.

Date, Time, Place and Purpose of the Annual Meeting

The Annual Meeting will be held at the offices of Ellenoff Grossman & Schole LLP, located at 1345 Avenue of the Americas, New York, New York 10105, on Tuesday, November 1, 2016, at 10:00 a.m., Eastern Standard Time. You are cordially invited to attend the Annual Meeting, at which stockholders will be asked to consider and vote upon the following proposals, which are more fully described in this proxy statement:

1.	To elect six directors to serve on the Board until the 2017 annual meeting of stockholders or until their successors are elected and qualified;

2.	To approve the Proposed Restated Charter to effect the:

a. Director Removal Proposal;

b. Applicable Gaming Law Proposal;

c. Bylaws Proposal;

d. Indemnification Proposal;

e. Forum Selection Proposal; and

f. Director Exculpation Proposal;

3.	To conduct a non-binding advisory vote on our 2015 executive compensation; and

4.	To transact such other matters as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

Record Date, Voting and Quorum

Our Board fixed the close of business on September 9, 2016, as the Record Date for the determination of holders of our outstanding Voting Stock entitled to notice of and to vote on all matters presented at the Annual Meeting. As of the record date, there were 31,139,207 shares of Common Stock and 44,258 shares of Series B Preferred Stock issued and outstanding and entitled to vote. Each share of Common Stock entitles the holder thereof to one vote and each share of Series B Preferred Stock entitles the holder thereof to fifty-four thousandths (.054) of one vote. Accordingly, a total of 31,141,597 votes may be cast at the Annual Meeting.

The holders of Voting Stock entitled to cast a majority of all votes that could be cast by the holders of all of the outstanding Voting Stock, present in person or represented by proxy at the Annual Meeting, constitute a quorum.

Required Vote

The six persons receiving the highest number of affirmative votes cast by holders of Voting Stock present in person or represented by proxy and entitled to vote thereon at the Annual Meeting voting as one class will be elected to the Board. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

An affirmative vote of a majority of our issued and outstanding Voting Stock voting as one class is required to approve each Charter Amendment Proposal. Broker non-votes and abstentions will have the same effect as votes against each Charter Amendment Proposal.

The affirmative vote of a majority of the votes cast by holders of Voting Stock present in person or represented by proxy and entitled to vote thereon at the Annual Meeting voting as one class is required to approve the advisory vote on executive compensation. Abstentions and broker non-votes, which are not considered “votes cast,” will reduce the absolute number, but not the overall percentage, of affirmative votes required to approve the advisory vote on executive compensation.

Voting

You can vote your shares at the Annual Meeting by proxy or in person.

You can vote by proxy by having one or more individuals who will be at the Annual Meeting vote your shares for you. These individuals are called “proxies” and using them to cast your ballot at the Annual Meeting is called voting “by proxy.”

If you wish to vote by proxy, you must do one of the following:

•	Use the Internet to vote by going to the Internet address listed on your proxy card or Internet Availability Notice;
¡	Have your proxy card or Internet Availability Notice in hand as you will be prompted to enter your control number and to create and submit an electronic vote; or
•	Complete the enclosed form, called a “proxy card,” and mail it in the envelope provided.

If you do one of the above, you will designate the Chief Executive Officer and Executive Chairman of the Board to act as your proxies at the Annual Meeting. One of them will then vote your shares at the Annual Meeting in accordance with the instructions you have given them via the Internet or on the proxy card with respect to the election of directors, the Charter Amendment Proposals and the advisory vote on executive compensation. Proxies will extend to, and be voted at, any adjournment(s) or postponement(s) of the Annual Meeting.

Alternatively, you can vote your shares in person by attending the Annual Meeting. You will be given a ballot at the Annual Meeting.

While we know of no other matters to be acted upon at the Annual Meeting, it is possible that other matters may be presented at the Annual Meeting. If that happens and you have signed and not revoked a proxy card, your proxy will vote on such other matters in accordance with your proxies’ best judgment.

A special note for those who plan to attend the Annual Meeting and vote in person: if your shares are held in the name of a broker, bank or other nominee, you must bring a statement from your brokerage account or a letter from the person or entity in whose name the shares are registered indicating that you are the beneficial owner of those shares as of the Record Date. In addition, you will not be able to vote at the Annual Meeting unless you obtain a legal proxy from the record holder of your shares.

Our Board is asking for your proxy. Giving the Board your proxy means you authorize it to vote your shares at the Annual Meeting in the manner you direct. You may vote for or withhold your vote for each nominee or the other proposals to be submitted at the Annual Meeting or you may abstain from voting. All valid proxies received prior to the Annual Meeting will be voted. All shares represented by a proxy will be voted, and where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If no choice is indicated on the proxy, the shares will be voted “FOR” the election of each nominee for Director, “FOR” each of the Charter Amendment Proposals and “FOR” the advisory vote on executive compensation.

Stockholders who have questions or need assistance in completing or submitting their proxy cards should contact Nanette L. Horner, Secretary of the Company, at (845) 807-0001.

Stockholders who hold their shares in “street name,” meaning the name of a broker or other nominee who is the record holder, must either direct the record holder of their shares to vote their shares or obtain a proxy or voting instruction from the record holder to vote their shares at the Annual Meeting.

Revocability of Proxies

Any proxy may be revoked by the person giving it at any time before the polls close at the Annual Meeting. A proxy may be revoked by filing with our Secretary (Empire Resorts, Inc., c/o Monticello Casino and Raceway, 204 State Route 17B, P.O. Box 5013, Monticello, New York 12701) either (i) a written notice of revocation bearing a date later than the date of such proxy or (ii) a subsequent proxy relating to the same shares, or (iii) by attending the Annual Meeting and voting in person.

Simply attending the Annual Meeting will not constitute revocation of your proxy. If your shares are held in the name of a broker or other nominee who is the record holder, you must follow the instruction of your broker or other nominee to revoke a previously given proxy.

Attendance at the Annual Meeting

Only holders of Voting Stock, their proxy holders and guests may attend the Annual Meeting. If you wish to attend the Annual Meeting in person but you hold your shares through someone else, such as a broker, you must bring proof of your ownership and identification with photo identification at the Annual Meeting. For example, you may bring an account statement showing that you beneficially owned Voting Stock as of the Record Date as acceptable proof of ownership.

Solicitation of Proxies and Expenses

The cost of preparing, assembling, printing and mailing this proxy statement and the accompanying form of proxy, and the cost of soliciting proxies relating to the Annual Meeting, will be borne by the Company. Some banks and brokers have customers who beneficially own Voting Stock listed of record in the names of nominees. We intend to request banks and brokers to solicit such customers and will reimburse them for their reasonable out-of-pocket expenses for such solicitations. If any additional solicitation of the holders of our outstanding shares of Voting Stock is deemed necessary, we (through our directors and officers) anticipate making such solicitation directly. The solicitation of proxies by mail may be supplemented by telephone, email and personal solicitation by officers, directors and regular employees of the Company, but no additional compensation will be paid to such individuals.

No Right of Appraisal

None of the Delaware General Corporation Law (the “DGCL”), our Current Charter nor our Bylaws provide for appraisal or other similar rights for dissenting stockholders in connection with the election of directors, the Charter Amendment Proposals or the advisory vote on executive compensation to be voted upon at the Annual Meeting. Accordingly, our stockholders will have no right to dissent and obtain payment for their shares.

Other Business

We are not currently aware of any business to be acted upon at the Annual Meeting other than the election of directors, the Charter Amendment Proposals and the advisory vote on executive compensation discussed in this proxy statement. The form of proxy accompanying this proxy statement confers discretionary authority upon the named proxy holders with respect to amendments or variations to the matters identified in the accompanying Notice of Annual Meeting and with respect to any other matters which may properly come before the Annual Meeting. If other matters do properly come before the Annual Meeting, or at any adjournment(s) or postponement(s) of the Annual Meeting, shares of our Voting Stock, represented by properly submitted proxies, will be voted by the proxy holders in accordance with the recommendations of our Board.

Principal Offices

The principal executive offices of our Company are located at Empire Resorts, Inc., c/o Monticello Casino and Raceway, 204 State Route 17B, P.O. Box 5013, Monticello, New York 12701. The Company’s telephone number at such address is (845) 807-0001.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Directors and Executive Officers

Name	Age	Position
Emanuel R. Pearlman	56	Executive Chairman of the Board
Joseph A. D’Amato	68	Chief Executive Officer and Director
Keith Horn	58	Director
Edmund Marinucci	66	Director
Nancy A. Palumbo	55	Director
Gregg Polle	55	Director
Laurette J. Pitts	47	Executive Vice President, Chief Operating Officer, Chief Financial Officer
Charles Degliomini	57	Executive Vice President, Governmental Affairs and Corporate Communications
Nanette L. Horner	52	Executive Vice President, Chief Counsel and Chief Compliance Officer

Emanuel R. Pearlman has served as a director since May 2010 and as the Executive Chairman of the Board since June 2016. Mr. Pearlman served as the Chairman of the Board from September 2010 through May 2016. Mr. Pearlman currently serves as Chairman and CEO of Liberation Investment Group, LLC, a New York based investment management and financial consulting firm, a position he has held since January 2003. Since January 2012, he has served on the board of Network-1 Technologies, Inc. (NYSE MKT:NTIP), where he serves as Chairman of the Audit Committee and a member of the Corporate Governance Committee. From January 2012, through January 2013 he served on the Board of Dune Energy. From October 2006 to March 2010, Mr. Pearlman served on the board of Multimedia Games, Inc. (NASDAQ-GS:MGAM).

Joseph A. D’Amato has served as our Chief Executive Officer since January 2010 and as our Chief Financial Officer from September 2009 to December 2010. Mr. D’Amato has served as a director since September 2010. Prior to his employment with the Company, Mr. D’Amato most recently served as Chief Executive Officer of Mount Airy Casino Resort in Pennsylvania from 2007 to 2009 and as Chief Operating Officer of the Seneca Gaming Corporation in Western New York from 2005 to 2007, and as its Chief Financial Officer from 2002 to 2005. During his earlier career in the gaming industry, Mr. D’Amato served in various executive capacities with Resorts International, Trump Entertainment, Bally’s Park Place and Golden Nugget organizations. Mr. D’Amato has participated in raising over $2 billion in the public and bank finance markets, and has extensive experience with Sarbanes Oxley and the filing requirements and regulations of the SEC.

Keith Horn has served as a director of the Company since April 2016. He has served as Chief Operating Officer and a member of the Management Committee of Elliott Management Corporation (“Elliott”), a global, multi-strategy private investment fund with more than $27 billion of assets under management, from 2003 to 2015. Mr. Horn’s role at Elliot encompassed, among other things, direct responsibility for operations, accounting, finance, IT, applications development, human resources, compliance and all aspects of infrastructure and security. From 2011 to 2015, Mr. Horn served as a member of the Board of Directors of the Managed Funds Association, and was also a member of such Board’s Executive Committee and served as Chairman of its Nominating Committee and Chairman of its International Affairs Committee. Prior to joining Elliott, beginning in 1987, Mr. Horn spent

16 years at Merrill Lynch serving in various capacities, including global head of Leveraged Finance, head of Latin America Debt, Chief of Staff to the Chairman and President and a managing director in High Yield Finance and Investment Banking. Mr. Horn began his career in private practice as a corporate and securities attorney. He is a member of the Binghamton University Foundation Board of Directors and a member of the Foundation’s Investment Committee. In addition, Mr. Horn is a member of the Board of Directors of PeacePlayers International. Mr. Horn received his J.D. cum laude from Georgetown University Law Center and holds B.A. degrees in Economics and Political Science from Binghamton University, where he graduated Phi Beta Kappa with highest honors.

Edmund Marinucci has served as a director of the Company since March 2014. Mr. Marinucci has been a partner at PCH Hotels, LLC, a boutique hotel and resort operator based in San Francisco that is an operating division of Pacific Union Company, since 1983. From October 1983 to December 2008, Mr. Marinucci served as president of PCH Hotels, LLC. PCH Hotels owned and managed properties in the U.S. and the Caribbean. Such properties included Meadowood Resort (Napa, California), Windermere Island Club (Bahamas), Divi Resorts (Aruba), Downtown Athletic Club (New York City), Frangipani Resort (Anguilla) and Marriott Resort (Grand Cayman). During his presidency of PCH Hotels, he oversaw the ground-up development of The Hotel Griffon and the renovation and repositioning of the Drisco Hotel (each in San Francisco). Prior to PCH Hotels, Mr. Marinucci served as Director of Development for HCP Hotels/Aston Resorts in Hawaii. In such position, Mr. Marinucci oversaw all development aspects of the hotel group and grew inventory from 15 to 20 hotel resorts. From 1978 to 1981, Mr. Marinucci served as Director of Resort Operations for Kapalua Resort Maui in Hawaii. While at Kapalua Resort Maui, Mr. Marinucci was responsible for the daily operations of the resort, including the Kapalua Bay Hotel, 150 rental villas, two golf courses, The Bay and The Village. He serves on the Board of Directors of Miami JV Member LLC, a private hotel and resort company, and has previously served on the Board of Directors of Jameson Inns/Colony Capital, a private hotel and resort company. Mr. Marinucci is a member of The Cornell Hotel Society. Mr. Marinucci received a BS in Hotel Administration from the Cornell University School of Hotel Administration.

Nancy A. Palumbo has served as director since June 2009. Ms. Palumbo also acts as an independent consultant in the areas of strategic marketing, corporate communications and business development. Since May 2011, Ms. Palumbo has also served as a principal in CRAMN LLC, a global business development company. From March 2009 to December 2010, she served as President of the Green Planet Group, a company that advised on solar and renewable energy solutions. Prior to joining Green Planet Group, from May 2007 to March 2009, Ms. Palumbo was the General Manager for Walker Digital Lottery and from October 2006 to May 2007, she served as the Senior Vice President for Strategic Marketing and Corporate Communications for the New York Daily News. From January 2004 to October 2006, Ms. Palumbo served as the director of the New York Lottery, where she managed a $6 billion a year business and oversaw the opening of six video gaming facilities. From February 1995 to January 2004, Ms. Palumbo served as the Executive Deputy Commissioner for the Office of Parks Recreation and Historic Preservation for the State of New York, where she was instrumental in developing public-private partnerships to generate additional revenue to expand park services. Ms. Palumbo is a graduate of St. Bonaventure University.

Gregg Polle was elected to serve as a director in December 2010. Mr. Polle is a Managing Director for Moelis & Company, an investment bank that provides financial advisory services and capital raising solutions to clients in connection with mergers and acquisitions, restructurings and other strategic matters. He has also served as an investment banker with Citigroup Inc. (“Citigroup”) and its predecessors Salomon Brothers and Salomon Smith Barney from 1983 until November 2008. Mr. Polle most recently served as head of the global industrial group at Citigroup and previously was the co-head of Citigroup’s global mergers and acquisitions group. Mr. Polle was a private investor from November 2008 through July 2011. Mr. Polle received a B.S. in Economics from the Wharton School of the University of Pennsylvania.

Laurette J. Pitts has served as the Chief Financial Officer of the Company since December 2010. In August 2011, Ms. Pitts was promoted to Senior Vice President and Chief Financial Officer and in August 2012, she was promoted to Senior Vice President, Chief Operating Officer and Chief Financial Officer and, effective July 1, 2014, she was promoted to Executive Vice President, Chief Operating Officer and Chief Financial Officer. Ms. Pitts has served in various capacities in the gaming industry since 1992. Prior to her employment with the Company, Ms. Pitts most recently served from December 2008 until December 2010 as Regional Vice President of finance and administration for American Racing and Entertainment, LLC, a private company that owns and operates horseracing, resort, and gaming facilities, including Tioga Downs and Vernon Downs. She previously served as Chief Financial Officer for Mohegan Sun at Pocono Downs, a gaming and entertainment facility owned by the Mohegan Tribe of Indians of Connecticut, from April 2005 until November 2008.

Charles Degliomini is the Executive Vice President of Governmental Affairs and Corporate Communications of the Company. He has been an employee or consultant of the Company since 2004 and was promoted to his current position in February 2008. Currently, Mr. Degliomini serves as a director of the New York Gaming Association, a not-for-profit trade association created in 2011 to advance the interests of New York State’s nine racetrack casinos. He is on the board of Hudson Valley Economic Development Corporation, a public-private partnership that markets the Hudson Valley region as a prime business location to corporate executives, site selection consultants and real estate brokers. Mr. Degliomini is also a member of the Board of Directors of the Orange and Sullivan County Boys and Girls Club. Previously, he was Senior Vice President of Sales and Marketing of eLottery, Inc., the first firm to advance the technology to facilitate the sales and marketing of governmental lottery tickets on the Internet. Before taking the position at eLottery, Mr. Degliomini was President and founder of Atlantic Communications, a New York-based corporate and government affairs management company. Mr. Degliomini served in the General Services Administration as chief of staff to the Regional Administrator from 1985 to 1998, and was the New York State communications director for Reagan-Bush in 1984. Mr. Degliomini has a B.A. in political science from Queens College and is an M.A. candidate at the New York University School of Public Administration.

Nanette L. Horner was appointed to serve as the Company’s Chief Compliance Officer in August 2010 and has served as the Company’s Corporate Vice President of Legal Affairs since July 2010. In August 2011, Ms. Horner was promoted to Senior Vice President, Chief Counsel and Chief Compliance Officer and, effective July 1, 2014, she was promoted to Executive Vice President, Chief Counsel and Chief Compliance Officer. Ms. Horner has been involved in the gaming industry, as an attorney, since 1996. Prior to her employment with the Company, Ms. Horner worked in the Office of Chief Counsel assigned to the Bureau of Licensing of the Pennsylvania Gaming Control Board since July 2005. In September 2006, Ms. Horner was named the Board’s first director of the Office of Compulsive and Problem Gambling. She is a member of the Board of Directors for the National Council on Problem Gambling, and is a member of American Mensa and the International Masters of Gaming Law.

Board Qualifications

We believe that the collective skills, experiences and qualifications of our directors provide our Board with the expertise and experience necessary to advance the interests of our stockholders. While the Corporate Governance and Nominations Committee of our Board does not have any specific, minimum qualifications that must be met by each of our directors, it uses a variety of criteria to evaluate the qualifications and skills necessary for each member of the Board. In addition to the individual attributes of each of our current directors described herein, we believe that our directors should have the highest professional and personal ethics and values, consistent with our longstanding values and standards. They should have broad experience at the policy-making level in business, exhibit commitment to enhancing stockholder value and have sufficient time to carry out their duties and to provide insight and practical wisdom based on their past experience.

Each of Messrs. D’Amato and Pearlman has extensive experience in the gaming industry. Mr. D’Amato has over 40 years of financial management and senior accounting experience and 30 years of gaming operations experience. Mr. Pearlman has experience as a consultant for and director of companies in the gaming industry. Their individual and collective gaming experience provides substantial guidance with respect to our gaming operations.

Mr. Polle has over 25 years of experience as an investment banker with Citigroup and its predecessors. In addition, Mr. Horn has served as chief operating officer of a private investment fund for twelve years and served as an investment banker at Merrill Lynch for 16 years prior to that. Finally, Mr. Horn is a securities lawyer by training. This experience provides Mr. Polle and Mr. Horn with comprehensive financial and accounting expertise and qualifies each of them as an audit committee financial expert under the SEC’s guidelines.

Through her experience as a top-level executive in New York State government for many years, Ms. Palumbo has a comprehensive understanding of the extensive laws, regulations and ordinances applicable to our gaming business.

Mr. Marinucci has over 35 years of experience in the development, management and operation of hotel and resort properties.

Corporate Governance

Director Independence

The Board evaluates the independence of each nominee for election as a director of our Company in accordance with the Listing Rules (the “Nasdaq Listing Rules”) of the Nasdaq Stock Market LLC (“Nasdaq”). Pursuant to these rules, a majority of our Board must be “independent directors” within the meaning of the Nasdaq Listing Rules, and all directors who sit on our Audit Committee, Corporate Governance and Nominations Committee and Compensation Committee must also be independent directors.

The Nasdaq definition of “independence” includes a series of objective tests, such as the director or director nominee is not, and was not during the last three years, an employee of the Company and has not received certain payments from, or engaged in various types of business dealings with, the Company. In addition, as further required by the Nasdaq Listing Rules, the Board has made a subjective determination as to each independent director that no relationships exist which, in the opinion of the Board, would interfere with such individual’s exercise of independent judgment in carrying out his or her responsibilities as a director. In making these determinations, the Board reviewed and discussed information provided by the directors with regard to each director’s business and personal activities as they may relate to Company and its management.

As a result, the Board has affirmatively determined that none of our directors or director nominees has a material relationship with the Company other than Joseph D’Amato, who serves as our Chief Executive Officer, and Emanuel R. Pearlman, who serves as Executive Chairman of the Board. The Board has also affirmatively determined that all members of our Audit Committee, Corporate Governance and Nominations Committee and Compensation Committee are independent directors.

Committees and Meetings of the Board

The Board met on 17 occasions during the fiscal year ended December 31, 2015. Each of the members of the Board, in 2015 attended at least 75 % of the meetings held by the Board during the time such directors served as a member of the Board. There are five committees of the Board: the Audit Committee, the Corporate Governance and Nominations Committee, the Compensation Committee, the Regulatory Compliance Committee and the Strategic Development Committee.

Our last annual meeting of stockholders was held on November 2, 2015, and all members of our Board in 2015 attended that meeting.

Audit Committee

We have a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Nasdaq Listing Rules. In addition, our Board adopted a written charter for the Audit Committee, which is available on the Company’s Website at www.empireresorts.com and a hard copy of which may be obtained, free of charge, from the Company by writing to the Company’s Secretary at Empire Resorts, Inc., c/o Monticello Casino and Raceway, 204 State Route 17B, P.O. Box 5013, Monticello, New York, 12701 or calling (845) 807-0001.

In 2015, the members of the Audit Committee were Greg Polle, Nancy A. Palumbo, James Simon and Emanuel R. Pearlman. As a result of Mr. Pearlman’s appointment as Executive Chairman of the Company, Mr. Pearlman resigned from the Audit Committee effective June 1, 2016 and Mr. Horn was appointed to the Audit Committee. In addition, Mr. Horn was appointed as Chairman of the Audit Committee effective June 1, 2016 in place of Mr. Polle. On July 19, 2016, Mr. Simon resigned from the Board due to personal health reasons. Each member of the Audit Committee, which currently consists of Messrs. Horn and Polle and Ms. Palumbo, is independent within the meaning of the Nasdaq Listing Rules. In addition, each Audit Committee member satisfies the Audit Committee independence standards under the Exchange Act. Our Board has determined that each of Mr. Polle and Mr. Horn qualify as an Audit Committee financial expert, as defined by SEC rules, based on education, experience and background.

The primary purpose of the Audit Committee is to assist the Board in fulfilling its responsibility to oversee our financial reporting activities. The Audit Committee is responsible for reviewing with both our independent registered public accounting firm and management our accounting and reporting principles, policies and practices, as well as our accounting, financial and operating controls and staff.

The Audit Committee met on 9 occasions during the fiscal year ended December 31, 2015. Each of the members of the Audit Committee in 2015 attended at least 75% of the meetings held by the Audit Committee during the time such directors served as a member of the committee.

Corporate Governance and Nominations Committee

Our Board adopted a written charter for the Corporate Governance and Nominations Committee, which is available on the Company’s Website at www.empireresorts.com and a hard copy of which may be obtained, free of charge, from the Company by writing to the Company’s Secretary at Empire Resorts, Inc., c/o Monticello Casino and Raceway, 204 State Route 17B, P.O. Box 5013, Monticello, New York, 12701 or calling (845) 807-0001.

In 2015, the members of the Corporate Governance and Nominations Committee were Edmund Marinucci, Emanuel R. Pearlman and Nancy A. Palumbo. As a result of Mr. Pearlman’s appointment as Executive Chairman of the Company, Mr. Pearlman resigned from the Corporate Governance and Nominations Committee effective June 1, 2016. In August 2016, Mr. Polle was appointed to the Corporate Governance and Nominations Committee and the Committee currently consists of Mr. Marinucci, Mr. Polle and Ms. Palumbo. Mr. Marinucci served as chairperson of the Corporate Governance and Nominations Committee in 2015 and continues to serve in such position.

The Corporate Governance and Nominations Committee develops, recommends and oversees implementation of corporate governance principles for the Company. In addition, it considers recommendations for director nominees from a wide variety of sources, including members of our Board, business contacts, community leaders, third-party advisory services and members of management. The Corporate Governance and Nominations Committee also considers stockholder recommendations for director nominees that are properly received in accordance with applicable rules and regulations of the SEC.

The Corporate Governance and Nominations Committee met on 4 occasions during the fiscal year ended December 31, 2015. Each of the members of the Corporate Governance and Nominations Committee in 2015 attended at least 75% of the meetings held by the Corporate Governance and Nominations Committee during the time each director served as a member of the committee.

Each of the nominees up for election at the Annual Meeting was recommended to the Board by the Corporate Governance and Nominations Committee.

Compensation Committee

The Compensation Committee has adopted a written charter, which is available on the Company’s Website at www.empireresorts.com. A hard copy may be obtained, free of charge, from the Company by writing to the Company’s Secretary at Empire Resorts, Inc., c/o Monticello Casino and Raceway, 204 State Route 17B, P.O. Box 5013, Monticello, New York, 12701 or calling (845) 807-0001.

In 2015, the members of the Compensation Committee were Nancy A. Palumbo, James Simon and Emanuel R. Pearlman. As a result of Mr. Pearlman’s appointment as Executive Chairman of the Company, Mr. Pearlman resigned from the Compensation Committee effective June 1, 2016. On July 19, 2016, Mr. Simon resigned from the Board due to personal health reasons. In 2016, Messrs. Marinucci and Polle were appointed to the Compensation Committee and the committee currently consists of Ms. Palumbo and Messrs. Polle and Marinucci. Ms. Palumbo served as chairperson of the Compensation Committee in 2015 and continues to serve in such position.

The Compensation Committee is responsible for establishing and reviewing the appropriate compensation of our directors and executive officers, for reviewing employee compensation plans and for considering and making grants and awards under, and administering, our equity incentive plans and cash bonus plans. More specifically, the Compensation Committee has sole authority to determine the Chief Executive Officer’s compensation level, which is subject to ratification by the Company’s independent directors. In determining the long-term incentive component of the Chief Executive Officer’s compensation, the Compensation Committee considers, among other factors, the Company’s performance and relative stockholder return, the value of similar incentive awards to chief executive officers at comparable companies, the awards given to the Chief Executive Officer in past years, and such other factors as the Compensation Committee may determine to be appropriate. The Compensation Committee reviews and approves the compensation of all other officers of the Company. The Compensation Committee may invite the Company’s Chief Executive Officer to participate in meetings of the Compensation Committee relating to discussions other than his compensation, but if present during any deliberations of the Committee, the Chief Executive Officer may not vote. The Compensation Committee also reviews and approves any severance or similar termination payments proposed to be made to any current or former executive officer.

The Compensation Committee has the authority to directly engage, at our expense, any compensation consultants or other advisers as it deems necessary to assist in the evaluation of director, Chief Executive Officer or executive officer compensation. In 2015, the Compensation Committee did not engage any such compensation consultants or advisers.

The Compensation Committee met on 7 occasions during the fiscal year ended December 31, 2015. Each of the members of the Compensation Committee in 2015 attended at least 75% of the meetings held by the Compensation Committee during the time such director served as a member of the committee.

Regulatory Compliance Committee

During 2015, the members of the Regulatory Compliance Committee were Nancy A. Palumbo, Emanuel R. Pearlman and James Simon. Effective June 1, 2016, Mr. Pearlman resigned from the Regulatory Compliance Committee and Mr. Horn was appointed to such committee. On July 19, 2016, Mr. Simon resigned from the Board due to health reasons. In August 2016, Mr. Polle was appointed to the Regulatory Compliance Committee and the Committee currently consists of Ms. Palumbo and Messrs. Polle and Horn. As of August 2, 2016, the members of the Regulatory Compliance Committee are Ms. Palumbo, Mr. Polle and Mr. Horn. Ms. Palumbo served as chairperson of the Regulatory Compliance Committee in 2015 and currently serves as its chairperson.

The Regulatory Compliance Committee is responsible for adopting the policies and procedures, as necessary or as requested by the Board, regarding compliance with laws and regulations and responses to changes in the legislative, regulatory or legal environment. In addition, the Regulatory Compliance Committee is responsible for keeping abreast of and making recommendations to the Board with respect to developments in regulatory compliance programs, which are relevant to the Company’s activities, operations and licenses and overseeing the delivery to and the acknowledgment by the appropriate employees of the Company of materials setting forth or describing the regulatory requirements applicable to their conduct or the business of the Company. The Regulatory Compliance Committee also meets with our Chief Compliance Officer to review our compliance with legal and regulatory requirements and to make recommendations with respect to any potential legal or regulatory violations.

The Regulatory Compliance Committee met on 4 occasions during the fiscal year ended December 31, 2015.

Strategic Development Committee

The members of the Strategic Development Committee are Messrs. Pearlman, Polle and Marinucci. Mr. Pearlman serves as chairperson of the Strategic Development Committee.

The Strategic Development Committee serves as an administrative committee of the Board to act upon and facilitate the consideration of certain high-level business and strategic matters relating to development and expansion.

The Strategic Development Committee met on 19 occasions during the fiscal year ended December 31, 2015.

Audit Committee Report*

The Audit Committee has reviewed and discussed our audited financial statements with management, and has discussed with our independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Codification of Statements on Auditing Standards, AU 380), as adopted by the Public Company Accounting Oversight Board (the “PCAOB”) in Rule 3200T. Additionally, the Audit Committee has received the written disclosures and the letter from our independent registered public accounting firm, as required by the applicable requirements of the PCAOB, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence. Based upon such review and discussion, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the last fiscal year for filing with the SEC.

Submitted by:

Audit Committee of the Board of Directors

/s/ Keith Horn

/s/ Gregg Polle

/s/ Nancy A. Palumbo

* The information contained in this Audit Committee Report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended or the Exchange Act.

Board Leadership Structure and Role in Risk Oversight

Although we do not require separation of the offices of the Chairman of the Board and Chief Executive Officer, we currently have a different person serving in each such role—Mr. Emanuel R.

Pearlman is our Executive Chairman, and Mr. Joseph A. D’Amato is our Chief Executive Officer. The decision whether to combine or separate these positions depends on what our Board deems to be in the long term interest of stockholders in light of prevailing circumstances. Effective June 1, 2016, Mr. Pearlman was elevated from the position of Chairman of the Board to Executive Chairman of the Board, which is an officer position. Mr. Pearlman had served as non-executive Chairman of the Board since September 8, 2010. Mr. D’Amato has served as our Chief Executive Officer since January 2010. This arrangement has and will continue to allow our Executive Chairman to lead the Board, while our Chief Executive Officer has focused primarily on managing the operations of the Company. The separation of duties provides strong leadership for the Board while allowing the Chief Executive Officer to be the leader of the Company, focusing on its customers, employees, and operations. Our Board believes the Company is well-served by this flexible leadership structure and that the combination or separation of these positions should continue to be considered on an ongoing basis.

Pursuant to that certain Investment Agreement between the Company and Kien Huat Realty III Limited (“Kien Huat”), our largest stockholder, Kien Huat is entitled to recommend three nominees, whom we are required to cause to be elected or appointed to our Board, subject to the satisfaction of all legal and governance requirements regarding service as a director and to the reasonable approval of the Corporate Governance and Nominations Committee of the Board, for so long as Kien Huat maintains ownership of at least 24% of the voting power of our capital stock outstanding at such time. For as long as Kien Huat is entitled to designate nominees for directors to the Board, it will have the right to nominate one of its nominees elected to serve as a director to serve as Chairman of the Board. Each of Messrs. Polle, Marinucci and Pearlman were designated as nominees by Kien Huat pursuant to this right. In addition, for so long as Kien Huat owns capital stock with at least 30% of the voting power of our outstanding capital stock outstanding at such time, certain decisions made by the Board relating to fundamental transactions involving us and our subsidiaries and certain other matters require the approval of the directors designated for nomination by Kien Huat. We believe that this arrangement is an appropriate reflection of the Company’s underlying ownership structure.

The Board is actively involved in overseeing our risk management processes. The Board focuses on our general risk management strategy and ensures that appropriate risk mitigation strategies are implemented by management. Further, operational and strategic presentations by management to the Board include consideration of the challenges and risks of our businesses, and the Board and management actively engage in discussion on these topics. In addition, each of the Board’s committees considers risk within its area of responsibility. For example, the Audit Committee provides oversight to legal and compliance matters and assesses the adequacy of our risk-related internal controls. The Compensation Committee considers risk and structures our executive compensation programs to provide incentives to reward appropriately executives for growth without undue risk taking.

Consideration of Director Nominees

Stockholder Recommendations and Nominees

The policy of our Corporate Governance and Nominations Committee is to consider properly submitted recommendations for candidates to the Board from stockholders. Any stockholder recommendations for consideration by the Corporate Governance and Nominations Committee should include the candidate’s name, biographical information, information regarding any relationships between the candidate and the Company within the last three years, a description of all arrangements between the candidate and the recommending stockholder and any other person pursuant to which the candidate is being recommended, a written indication of the candidate’s willingness to serve on the Board, any other information required to be provided under securities laws and regulations, and a written indication to provide such other information as the Nominating and Corporate Governance Committee may reasonably request. There are no differences in the manner in which the Nominating and Corporate Governance Committee evaluates nominees for director based on whether the nominee is recommended by a stockholder or otherwise. Stockholder recommendations to the Board should be sent to:

Empire Resorts, Inc.

c/o Monticello Casino and Raceway

204 State Route 17B, P.O. Box 5013

Monticello, New York, 12701

Attention: Secretary

In addition, our Bylaws permit stockholders to nominate directors for consideration at an annual meeting of stockholders. Stockholders wishing to nominate a candidate for director at the annual meeting of stockholders must give written notice to Empire Resorts, Inc., c/o Monticello Casino and Raceway, 204 State Route 17B, P.O. Box 5013, Monticello, New York, 12701, Attention: Secretary, either by personal delivery or by United States mail, postage prepaid. The stockholder’s notice must be received by us not less than 120 or more than 180 days prior to the first anniversary (the “Anniversary”) of the date on which we first mailed our proxy materials for the preceding year’s annual meeting of stockholders. However, if the date of the annual meeting of stockholders is advanced more than 30 days prior to or delayed by more than 30 days after the Anniversary of the preceding year’s annual meeting of stockholders, then, to be timely, notice by the stockholder must be delivered not later than the close of business on the later of (i) the 90th day prior to such annual meeting of stockholders or (ii) the 15th day following the day on which public announcement of the date of such meeting is first made. To be in proper form, a stockholder’s notice to the Secretary shall be in writing and shall set forth (i) the name and address of the stockholder who intends to make the nomination(s) and of the person or persons to be nominated, (ii) a representation that the stockholder is a holder of record of stock of the Company, that the stockholder intends to vote such stock at such annual meeting of stockholders and intends to appear in person or by proxy at the annual meeting of stockholders to nominate the person or persons specified in the notice, (iii) a description of all arrangements or understandings between the stockholder and each nominee or any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder, (iv) such other information regarding each nominee as would be required to be included in a proxy statement filed pursuant to Regulation 14A of the Exchange Act, had the nominee been nominated, or intended to be nominated, by the Board, (v) the class and number of shares of capital stock that are owned of record and beneficially owned by the stockholder and (vi) the written consent of each nominee to serve as a director of the Company if so elected.

Director Qualifications

The Board believes that all directors should have the highest personal integrity and have a record of exceptional ability and judgment. The Board also believes that directors should ideally reflect a mix of experience and other qualifications. There is no firm requirement of minimum qualifications or skills that candidates must possess. The Corporate Governance and Nominations Committee evaluates director candidates based on a number of qualifications, including their independence, judgment, leadership ability, expertise in the industry, experience developing and analyzing business strategies, financial literacy, risk management skills, and, for incumbent directors, his or her past performance. While neither the Board nor the Corporate Governance and Nominations Committee has adopted a formal policy with regard to the consideration of diversity when evaluating candidates for election to the Board, it is our goal to have a balanced Board, with members whose skills, background and experience are complimentary and, together, cover the variety of areas that impact our business.

The Corporate Governance and Nominations Committee initially evaluates a prospective nominee on the basis of his or her resume and other background information that has been made available to the committee. A member of the Corporate Governance and Nominations Committee will contact for further review those candidates who the committee believes are qualified, who may fulfill a specific board need and who would otherwise best make a contribution to the Board. If, after further discussions with the candidate, and other further review and consideration as necessary, the Corporate Governance and Nominations Committee believes that it has identified a qualified candidate, it will make a recommendation to the Board.

Code of Business Conduct and Ethics

We adopted a Code of Business Conduct and Ethics, applicable to all employees, and a Code of Ethics for the Principal Executive Officer and Senior Financial Officer(s), each of which is available on our Web site (www.empireresorts.com) and will be provided in print without charge to any stockholder who submits a request in writing to Empire Resorts, Inc., Investor Relations, c/o Monticello Casino and Raceway, 204 State Route 17B, P.O. Box 5013, Monticello, New York 12701. Any amendment to and waivers from the Code of Ethics with respect to the Company’s Chief Executive Officer or Chief Financial Officer will be posted on the Company’s Web site. The Code of Business Conduct and Ethics provides that any waiver thereof may be made only by the Board or, in cases not involving an executive officer or member of the Board, by the Company’s Chief Compliance Officer.

Procedures for Contacting Directors

The Board has established a process for stockholders to send communications to the Board. Stockholders may communicate with the Board generally or a specific director at any time by writing to: Empire Resorts, Inc., c/o Monticello Casino and Raceway, 204 State Route 17B, P.O. Box 5013, Monticello, New York, 12701, Attention: Investor Relations. We review all messages received, and forward any message that reasonably appears to be a communication from a stockholder about a matter of stockholder interest that is intended for communication to the Board. Communications are sent as soon as practicable to the director to whom they are addressed, or if addressed to the Board generally, to the Chairman of the Corporate Governance and Nominations Committee. Because other appropriate avenues of communication exist for matters that are not of stockholder interest, such as general business complaints or employee grievances, communications that do not relate to matters of stockholder interest are not forwarded to the Board.

Executive Compensation

Compensation Committee Report*

Our Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis (“CD&A”) included in this proxy statement. Based on that review and discussion, the Compensation Committee has recommended to the Board that the CD&A be included in the proxy statement.

Submitted by:

Compensation Committee of the Board of Directors

/s/ Nancy A. Palumbo

/s/ Gregg Polle

/s/ Edmund Marinucci

* The information contained in this Compensation Committee Report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended or the Exchange Act.

Compensation Discussion and Analysis

Objectives of Our Compensation Program

Our compensation programs are intended to encourage executives and other key personnel to create sustainable growth in value for our stockholders. In particular, the objectives of our programs are to:

•	attract, retain, and motivate superior talent;
•	ensure that compensation is commensurate with our performance and stockholder returns;
•	provide performance awards for the achievement of strategic objectives that are critical to our long term growth; and
•	ensure that our executive officers and key personnel have financial incentives to achieve sustainable growth in stockholder value.

Executive Compensation Decisions—The Role of the Compensation Committee, the Chief Executive Officer and Advisory Vote on Executive Compensation

The Compensation Committee is responsible for evaluating and approving the compensation of our Executive officers. The Compensation Committee considers recommendations from our Chief Executive Officer with respect to executive compensation matters, except regarding his own compensation. Although the annual advisory shareholder vote on executive compensation is non-binding, the Committee has considered, and will continue to consider, the outcome of this vote each year when making compensation decisions for our Chief Executive Officer and other “named executive officers” as defined in item 402(a)(3) of Regulation S-K promulgated under the Exchange Act (“Named Executive Officers”). At our annual meeting of shareholders held on November 11, 2013, approximately 69.4% of the shareholders who voted on the “say-on-pay” proposal approved the compensation of our Named Executive Officers. We are holding another stockholder advisory vote at this Annual Meeting.

Background on the Casino Project

On December 21, 2015, the Company, through a wholly-owned subsidiary, Montreign Operating Company, LLC (“Montreign”), was awarded a license (a “Gaming Facility License”) by the New York State Gaming Commission (the “NYSGC”) to operate a resort casino (“Montreign Resort Casino” or the “Casino Project”) to be located at the site of a four-season destination resort planned for the Town of Thompson in Sullivan County 90 miles from New York City (“Adelaar”). The Company is currently in the process of developing the Montreign Resort Casino and other parts of Adelaar. As discussed below, a portion of the compensation of our Named Executive Officers is based on meeting goals relating to the development of the Casino Project and Adelaar.

Our Executive Compensation Program and Risk

We do not believe that our compensation programs are structured to reward inappropriate risk-taking, and have concluded that our compensation policies and practices are not reasonably likely to result in a material adverse effect on our businesses, for several reasons, including the following:

•	We provide a mix of variable performance-based annual cash compensation (under our senior executive bonus pool plan), fixed cash compensation in the form of base salaries, and long-term equity compensation in the form of equity awards. We believe this combination of variable and fixed cash compensation, a long-term equity interest which vests over time, appropriately incentivizes and rewards management while at the same time encourages appropriate-but not excessive-levels of risk assumption.
•	The design of our compensation programs, including with respect to the variety of performance criteria established under our plans, encourages executives to remain focused on both the short-term and long-term success of the Company’s operational and development objectives; as a result, any incentive to take short-term risks is mitigated by the necessity for us to achieve success and maintain shareholder value over the long-term. In this regard, a portion of compensation is delivered to executives in the form of an annual bonus, and a portion of the compensation of our senior executives is based on meeting goals relating to the development of the Casino Project and Adelaar.
•	A portion of compensation to our senior executives is delivered through the use of equity awards, which generally vest after the Casino Project is complete and open to the public. The Compensation Committee believes that these equity incentive awards focus our executives on the long-term success of the Company, align their interests with those of our shareholders and, because of the multi-year vesting feature, subject management to the long-term consequences of risks undertaken to achieve short-term objectives.

Determination of Compensation Levels

In setting compensation levels, including bonus eligibility levels for our Named Executive Officers and the mix of compensation for fiscal 2015, the Compensation Committee considered several factors. In fiscal 2015, these included cash bonuses based on the Company’s receipt of a Gaming Facility License and the development of the Casino Project and Adelaar, existing employment agreements with individual executives, the desire to motivate the executives and align the compensation of the executives with the financial performance of the Company by providing incentives, and the Compensation Committee’s subjective assessment of the individual’s experience, responsibilities, management, leadership abilities and job performance. The Compensation Committee has, from time to time, used focused marketplace compensation analysis and reviewed compensation levels at companies of similar type and size for comparison purposes in connection with the recruitment and retention of our executive officers.

Elements of Our Executive Compensation Structure

Our compensation structure consists of two tiers of remuneration. The first tier consists of base pay, and retirement, health, and welfare benefits. The second tier consists of both short and long term incentive compensation.

Base Pay

Base compensation for each of our Named Executive Officers has been established pursuant to their respective employment agreement with the Company. Base pay and benefits are designed to be sufficiently competitive to attract and retain world class executives. In the past, the Compensation Committee has retained the discretion to review Named Executive Officers’ base pay, and to make increases based on executive performance and market norms. The Compensation Committee has also recommended increases when executives have been promoted, or their responsibilities have otherwise been expanded.

Equity-based Compensation

Equity-based compensation is designed to provide incentives to our executive officers to build stockholder value over the long-term by aligning their interests with the interest of stockholders. Since 2005, we have granted equity-based awards in the form of restricted stock and options, as the Compensation Committee determined this was an effective vehicle for the motivation and retention of our executive officers.

In 2015, Mr. D’Amato was granted 25,000 shares of restricted stock and each of the remaining Named Executive Officers were granted 10,000 shares of restricted stock pursuant to the 2005 Empire Resorts, Inc. Second Amended and Restated Equity Incentive Plan (the “2005 Equity Incentive Plan”). These restricted stock grants shall vest as to one half upon the date when the NYSGC authorizes the opening of Montreign Resort Casino to the public (the “Casino Date”) and as to one half on the six month anniversary of the Casino Date. The awards are subject to earlier vesting in the event of a change in control of the Company, as such term is defined in the awards. The Compensation Committee believes that the Company generally benefits from the retention and risk mitigation elements provided by a multi-year vesting period and has determined that delayed vesting based on the completion of the development of longer-term business strategies and tactics of the Company over the vesting period. The Committee also believes that the vesting over a multiple-year period relating to the development of the Casino Project and Adelaar reduces the motivation to engage in short-term strategies that may increase the Company’s share price in the near term but may not create the best foundation for maximizing long-term stockholder value. The long-term vesting requirement is therefore also considered a disincentive to excessive risk taking by management as any adverse consequences of such risks would be reflected in the value of the equity awards by the time those awards vest. Accordingly, all restricted share awards granted to executives in 2015 reflect a multi-year vesting period tied to the development of the Casino Project and the development of Adelaar.

The 2005 Equity Incentive Plan expired in May 2015 and no further awards shall be made under such plan.

In September 2015, the Board approved and, in November 2015, stockholders approved, the Empire Resorts, Inc. 2015 Equity Incentive Plan (the “2015 Equity Incentive Plan”), pursuant to which any future equity incentive awards will be made to the Named Executive Officers will be made. The 2015 Equity Incentive Plan initially provided for an aggregate of 952,498 shares of common stock to be available for awards. However, subject to adjustments based on the terms of the Plan, on the 90th day after the Company was awarded a Gaming Facility License (the “Trigger Date”), the maximum shares of Common stock available for Awards was to be automatically increased by the lesser of: (i) 1,633,209 shares of common stock; (ii) such number of shares as will increase the aggregate number of shares of Common stock available for Awards equal to 10% of the issued and outstanding shares of Common stock as of the Trigger Date; and (iii) such number of shares of Common stock as the Compensation Committee otherwise determines. In March 2016, the Compensation Committee recommended, and the Board approved, an increase in the number of shares of Common Stock available for awards by 1,633,209, for a total number of shares reserved under the 2015 Equity Incentive Plan of 2,585,707 shares of common stock. The Compensation Committee may grant awards of Non-Qualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Stock Bonus Awards, Performance Compensation Awards (including cash bonus awards) or any combination of the foregoing.

The Committee believes that equity-based compensation provides an incentive that focuses the executive’s attention on managing our Company from the perspective of an owner with an equity stake in the business. In determining the amount of equity-based compensation to be awarded to our Named Executive Officers, the Compensation Committee takes into consideration, among other things, the level of the officer’s responsibility, performance of the officer, other compensation elements and the amount of previous equity grants awarded to the individual. In addition, with respect to recruiting an executive officer to join our Company, the amount of equity consideration may be negotiated to reflect the amount necessary to hire the desired person. The size of such awards would be based on the Compensation Committee view on the prospective officer’s potential to have an impact on our profitability, growth and financial position.

Cash Bonus Pool for Senior Executives

Consistent with the strategy and business objectives set by the Board, the Compensation Committee determined that annual objectives should be established in two different areas—achieving strong operating results, as measured by EBITDA (as defined below) of Monticello Raceway Management, Inc., (“MRMI”), the Company’s operating subsidiary, and focusing on the Company’s development of the Casino Project and Adelaar. Accordingly, on November 3, 2015, the Company adopted a cash bonus plan (the “Bonus Plan”) for the senior executives of the Company. Pursuant to the Bonus Plan, up to $525,000 was set aside for possible award to Mr. D’Amato, Ms. Pitts, Ms. Horner, Mr. Degliomini and Mr. Keith Kabeary with respect to the fiscal year ended December 31, 2015. Bonuses may be awarded to such senior executives in amounts determined by the Compensation Committee of the Board and based upon the recommendation of Mr. D’Amato for such other senior executives. Bonuses totaling up to the $525,000 aggregate maximum under this plan could be awarded (i) to the extent MRMI’s earnings before interest, tax, depreciation and amortization (“EBITDA”) for the fiscal year met or exceeded 80% of the target EBITDA established by the Compensation Committee and (ii) whether goals with respect to the Casino Project have been met. The aggregate maximum amount available for award pursuant to the Bonus Plan would be reduced in proportion to the amount by which MRMI’s EBITDA for the fiscal year misses the target EBITDA. The amount of individual bonuses awarded pursuant to the Bonus Plan would be based 25% upon whether MRMI met or exceeded its

EBITDA target and 75% based upon meeting goals with respect to the Casino Project as determined by the Compensation Committee.

After the conclusion of fiscal 2015 and the preparation of the Company’s audited financial statements, the Compensation Committee held meetings in which it reviewed the extent to which targets established under the Bonus Plan were attained and considered the extent to which bonuses under the plan would be paid. The 2015 bonuses for the senior executives were discretionary and based primarily upon a subjective analysis by the Compensation Committee of the individual performance of each senior executive. The Committee recognized the substantial contributions of each senior executive to the Company’s award of a Gaming Facility License and the operating results of MRMI. Awards were made pursuant to the Bonus Plan in the first quarter of the current fiscal year and are reflected in the Summary Compensation Table above.

Summary Compensation Table

The following table sets forth all information concerning the compensation earned, for the fiscal years ended December 31, 2015, 2014, and 2013 for services rendered to us by persons who served as our CEO during 2015, 2014, and 2013 each of our three other most highly compensated executive officers who were serving as executive officers at the end of 2015, 2014, and 2013 whom we refer to herein collectively as our Named Executive Officers.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Restricted Stock Awards ($) (7)	All Other Compensation ($)		Total ($)
Joseph A. D’Amato
Chief Executive Officer	2015	375,000	225,000	651,250	31,418	(1)	1,282,668
	2014	375,000	125,000	33,300	26,707	(2)	560,007
	2013	375,000	105,000	123,750	26,395	(3)	630,145

Laurette J. Pitts
Executive Vice President, Chief Operating Officer and Chief Financial Officer	2015	240,000	100,000	260,500	—		600,500
	2014	234,808	85,000	33,300	—		353,108
	2013	230,000	75,000	61,875	—		366,875

Charles Degliomini
Executive Vice President	2015	260,000	100,000	260,500	—		620,500
	2014	250,000	85,000	33,300	—		368,300
	2013	250,000	65,000	61,875	—		376,875

Nanette L. Horner
Executive Vice President, Chief Counsel and Chief Compliance Officer	2015	225,000	100,000	260,500	14,400	(4)	599,900
	2014	219,808	100,000	33,300	14,400	(5)	367,508
	2013	215,000	75,000	61,875	14,400	(6)	366,275

(1)	Consists of $22,228 in housing allowance, $4,052 in allocation of personal use of a company vehicle, and $5,138 for an excess life insurance policy paid by the Company.

(2)	Consists of $18,000 in housing allowance, $3,569 in allocation of personal use of a company vehicle, and $5,138 for an excess life insurance policy paid by the Company.
(3)	Consists of $18,000 in housing allowance, $3,257 in allocation of personal use of a company vehicle, and $5,138 for an excess life insurance policy paid by the Company.
(4)	Consists of $14,400 in housing and travel allowance.
(5)	Consists of $14,400 in housing and travel allowance.
(6)	Consists of $14,400 in housing and travel allowance.
(7)	These amounts reflect the aggregate grant date fair value of restricted stock granted in the year ended December 31, 2015 under our 2005 Equity Incentive Plan computed in accordance with ASC Topic 718 (formerly SFAS No. 123(R)). Please see Notes B and H to our consolidated financial statements contained in the Annual Report on Form 10-K for the fiscal year ended December 31, 2015 for more information. The grant dates for the Restricted Stock are May 5, 2015, August 11, 2014 and November 12, 2013, respectively.

Narrative Disclosure to Summary Compensation Table

Employment Agreements

Mr. D’Amato

On November 26, 2012, the Company entered into an employment agreement with Mr. D’Amato, pursuant to which Mr. D’Amato will continue to serve as the Company’s Chief Executive Officer. This employment agreement supersedes Mr. D’Amato’s prior employment agreement with the Company. Mr. D’Amato’s employment agreement provides for a term ending on December 31, 2015, unless Mr. D’Amato’s employment is earlier terminated by either party in accordance with the provisions thereof. Mr. D’Amato is to receive a base salary at the rate of $375,000 per year for the term of the agreement and such incentive compensation and bonuses, if any, (i) as the Compensation Committee in its discretion may determine, and (ii) to which Mr. D’Amato may become entitled pursuant to the terms of any incentive compensation or bonus program, plan or agreement from time to time in effect in which he is a participant. Mr. D’Amato will receive a monthly housing allowance in the amount of $1,500. In addition, the Company will lease or purchase an automobile for Mr. D’Amato’s sole and exclusive use, and be responsible for the payment of certain expenses related to that vehicle, with an approximate monthly value of $1,500. The Company obtained and shall maintain a key man life insurance policy for Mr. D’Amato providing death benefits in the amount of $1 million to Mr. D’Amato’s estate and which policy may, at the option of the Company’s Compensation Committee, provide death benefits of $3 million to the Company. In the event that the Company terminates Mr. D’Amato’s employment with Cause (as defined in the agreement) or Mr. D’Amato resigns without Good Reason (as defined in the agreement), the Company’s obligations are limited generally to paying Mr. D’Amato his base salary, unpaid expenses and any benefits to which Mr. D’Amato is entitled through the termination date (collectively “Accrued Obligations”). In the event Mr. D’Amato’s employment is terminated as a result of death or disability, Mr. D’Amato or his estate, as the case may be, is entitled to receive the Accrued Obligations and any unvested options held by Mr. D’Amato shall become vested immediately and remain exercisable through the remainder of its original five year term. In the event that the Company terminates Mr. D’Amato’s employment without Cause or Mr. D’Amato resigns with Good Reason, the Company is obligated to continue to pay (i) the Accrued Obligation, (ii) a pro rata portion of any bonus awarded pursuant to a bonus plan in which it is a participant (based on the days worked during the applicable year) and (iii) Mr. D’Amato’s compensation for the lesser of (A) 18 months or (B) the remainder of the term of the agreement and accelerate the vesting of the options granted in contemplation of the agreement, which options shall remain exercisable through the remainder of its original five year term. In the event that the Company terminates Mr. D’Amato’s employment without Cause or Mr. D’Amato resigns with Good Reason on or following a Change of Control (as defined in the agreement), the Company is generally obligated to continue to pay Mr. D’Amato’s compensation for the greater of (A) 24 months or (B) the remainder of the term of the agreement and accelerate the vesting of the options held by Mr. D’Amato, which options shall remain exercisable through the remainder of their original five year term.

On May 29, 2014, the Company entered into Amendment No. 1 to the employment agreement with Mr. D’Amato for the purpose of amending the definition of “Change Control” such that a change in the majority of the Board as a result of a financing, merger, combination, acquisition, takeover or other non-ordinary course transaction without the approval of the current members of the Board would constitute a Change in Control.

On June 30, 2015, the Company entered into Amendment No. 2 to the employment agreement with Mr. D’Amato extending the termination date of such agreement from December 31, 2015 to December 31, 2016. Furthermore, Amendment No. 2 provided that such term would be automatically extended to December 31, 2018 if the Company is granted a gaming facility license (“Gaming Facility License”) by NYSGC with respect to the Montreign Resort Casino. On December 21, 2015, the Company was awarded such Gaming Facility License. Amendment No. 2 further provided that, beginning on the date the Company is granted a Gaming Facility License until the earlier of the termination of the employment agreement or the completion of the Casino Project, the Company shall provide to Mr. D’Amato with furnished housing in Sullivan County, New York mutually agreeable to the Company and Mr. D’Amato in place of the housing allowance.

On August 2, 2016, the Company entered into an Amended and Restated Employment Agreement with Mr. D’Amato, which agreement is effective as of July 1, 2016 (the “Restated D’Amato Employment Agreement”). Pursuant to the Restated D’Amato Employment Agreement, the term of Mr. D’Amato’s service as Chief Executive Officer is extended from December 31, 2018 through June 28, 2019. In addition, Mr. D’Amato’s base salary increased from $375,000 to $425,000 per annum. Further, the geographic radius for the non-competition agreement between Mr. D’Amato and the Company was extended from 60 miles to 100 miles from any location at which any Empire Company (as such term is defined in the Restated D’Amato Employment Agreement) conducts its business. Except for the amendments described herein, the other terms of Mr. D’Amato’s employment remain materially unchanged.

In connection with the execution of the Restated D’Amato Employment Agreement, Mr. D’Amato was granted 12,500 shares of common stock subject to the 2015 Equity Incentive Plan. One half of the shares vested on August 2, 2016 and the remaining shares will vest on August 2, 2018. In the event of a Change in Control, all shares will vest immediately.

Ms. Pitts

On August 17, 2012, the Company entered into an employment agreement with Ms. Pitts pursuant to which Ms. Pitts became the Company’s Chief Operating Officer and continued to serve as the Company’s Senior Vice President and Chief Financial Officer. This employment agreement supersedes Ms. Pitts’s prior employment agreement with the Company. The employment agreement provides for a term ending on December 31, 2014 unless Ms. Pitts’ employment is terminated earlier by either party in accordance with the provisions thereof. Ms. Pitts is to receive a base salary at the annual rate of $230,000 per year and such incentive compensation and bonuses, if any, (i) as the Compensation Committee in its discretion may determine and (ii) to which Ms. Pitts may become entitled pursuant to the terms of any incentive compensation or bonus program, plan or agreement from time to time in effect in which she is a participant. In the event that the Company terminates Ms. Pitts’ employment with Cause (as defined in the agreement) or Ms. Pitts resigns without Good Reason (as defined in the agreement), the Company’s obligations are limited generally to paying Ms. Pitts her base salary, unpaid expenses and any benefits to which Ms. Pitts is entitled through the termination date (the “Accrued Compensation”). In the event Ms. Pitts’ employment is terminated as a result of death or disability, Ms. Pitts or her estate, as the case may be, is entitled to receive the Accrued Obligations and any unvested options held by Ms. Pitts shall become vested immediately and remain exercisable through the remainder of its original five year term. In the event that the Company terminates Ms. Pitts’ employment without Cause or Ms. Pitts resigns with Good Reason, in addition to the Accrued Compensation, the Company is obligated to pay (i) the Accrued Obligation, (ii) a pro-rata portion of any bonus awarded pursuant to a bonus plan in which she is a participant (based on the days worked during the applicable year) and (iii) Ms. Pitts’ compensation for the lesser of (A) 18 months or (B) the remainder of the term of the agreement and accelerate the vesting of the options granted in contemplation of the agreement, which options shall remain exercisable through the remainder of its original five year term. In the event that the Company terminates Ms. Pitts’ employment without Cause or Ms. Pitts resigns with Good Reason on or following a Change of Control (as defined in the agreement), the Company is generally obligated to continue to pay Ms. Pitts’ compensation for the greater of (A) 24 months or (B) the remainder of the term of the agreement and accelerate the vesting of the options granted in contemplation of the agreement, which options shall remain exercisable through the remainder of its original five year term.

On May 29, 2014, the Company entered into Amendment No. 1 to the employment agreement with Ms. Pitts, which amendment was effective as of July 1. Pursuant to such amendment, (i) the termination date of Ms. Pitts’ employment agreement was extended from December 31, 2014 to December 31, 2015, (ii) her base salary was increased from $230,000 to $240,000 and (iii) “Executive Vice President” was added to her title. In addition, pursuant to the amendment, the definition of “Change Control” was amended such that a change in the majority of the Board as a result of a financing, merger, combination, acquisition, takeover or other non-ordinary course transaction without the approval of the current members of the Board would constitute a Change in Control.

On June 30, 2015, the Company entered into Amendment No. 2 to the employment agreement with Ms. Pitts extending the termination date of such agreement from December 31, 2015 to December 31, 2016. Furthermore, Amendment No. 2 provided that such term would be automatically extended to December 31, 2018 if the Company is granted a Gaming Facility License by the NYSGC with respect to the Casino Project. On December 21, 2015, the Company was awarded such Gaming Facility License.

Mr. Degliomini

On December 7, 2012, the Company entered into an employment agreement with Mr. Degliomini to continue to serve as the Company’s Executive Vice President and/or such other titles as may be granted by the Company. This employment agreement supersedes Mr. Degliomini’s prior employment agreement with the Company. Mr. Degliomini’s employment agreement provides for a term ending on December 31, 2014 unless Mr. Degliomini’s employment is terminated by either party in accordance with the provisions thereof. Mr. Degliomini is to receive a base salary at the annual rate of $250,000 and such incentive compensation and bonuses, if any, (i) as the Compensation Committee in its discretion may determine, and (ii) to which Mr. Degliomini may become entitled pursuant to the terms of any incentive compensation or bonus program, plan or agreement from time to time in effect in which he is a participant. In the event that the Company terminates Mr. Degliomini’s employment with Cause (as defined in the agreement) or Mr. Degliomini resigns without Good Reason (as defined in the agreement), the Company’s obligations are limited generally to paying Mr. Degliomini his base salary, unpaid expenses and any benefits to which Mr. Degliomini in entitled through the termination date (collectively “Accrued Obligations”). In the event Mr. Degliomini’s employment is terminated as a result of death or disability, Mr. Degliomini’s or his estate, as the case may be, is entitled to receive the Accrued Obligations and any unvested options held by Mr. Degliomini shall become vested immediately and remain exercisable through the remainder of its original five year term. In the event that the Company terminates Mr. Degliomini’s employment without Cause or Mr. Degliomini resigns with Good Reason, the Company is obligated to pay (i) the Accrued Obligation, (ii) a pro rata portion of any bonus awarded pursuant to a bonus plan in which he is a participant (based on the days worked during the applicable year) and (iii) Mr. Degliomini’s compensation for the lesser of (A) 18 months or (B) the remainder of the term of the agreement and accelerate the vesting of the options granted in contemplation of the agreement, which options shall remain exercisable through the remainder of its original five year term. In the event that the Company terminates Mr. Degliomini’s employment without Cause or Mr. Degliomini resigns with Good Reason on or following a Change of Control (as defined in the agreement), the Company is generally obligated to continue to pay Mr. Degliomini’s compensation for the greater of (A) 24 months or (B) the remainder of the term of the agreement and accelerate the vesting of the options granted in contemplation of the agreement, which options shall remain exercisable through the remainder of its original five year term.

On August 24, 2014, the Company entered into Amendment No. 1 to the employment agreement with Mr. Degliomini. Pursuant to such amendment, (i) the termination date of Mr. Degliomini’s employment agreement was extended from December 31, 2014 to December 31, 2015 and (ii) his base salary was increased from $250,000 to $257,000. In addition, pursuant to the amendment, the definition of “Change Control” was amended such that a change in the majority of the Board as a result of a financing, merger, combination, acquisition, takeover or other non-ordinary course transaction without the approval of the current members of the Board would constitute a Change in Control.

On June 30, 2015, the Company entered into Amendment No. 2 to the employment agreement with Mr. Degliomini extending the termination date of such agreement from December 31, 2015 to December 31, 2016. Furthermore, Amendment No. 2 provided that such term would be automatically extended to December 31, 2018 if the Company is granted a Gaming Facility License by the NYSGC with respect to the Casino Project. On December 21, 2015, the Company was awarded such Gaming Facility License.

Ms. Horner

On August 22, 2012, the Company entered into an employment agreement with Ms. Horner, pursuant to which Ms. Horner will continue to serve as the Company’s Senior Vice President, Chief Compliance Officer and Chief Counsel. This employment agreement supersedes Ms. Horner’s prior employment agreement with the Company. Ms. Horner’s employment agreement provides for a term ending on December 31, 2014 unless Ms. Horner’s employment is earlier terminated by either party in accordance with the provisions thereof. Ms. Horner will receive a base salary of $215,000 and such incentive compensation and bonuses, if any, (i) as the Compensation Committee in its discretion may determine, and (ii) to which Ms. Horner may become entitled pursuant to the terms of any incentive compensation or bonus program, plan or agreement from time to time in effect in which she is a participant. Ms. Horner will also receive a monthly lodging and travel expense allowance of $1,200. In the event that the Company terminates Ms. Horner’s employment with Cause (as defined in the agreement) or Ms. Horner resigns without Good Reason (as defined in the agreement), the Company’s obligations are limited generally to paying Ms. Horner her base salary, unpaid expenses and any benefits to which Ms. Horner is entitled through the termination date (the “Accrued Compensation”). In the event Ms. Horner’s employment is terminated as a result of death or disability, Ms. Horner’s or her estate, as the case may be, is entitled to receive the Accrued Obligations and any unvested options held by Ms. Horner shall become vested immediately and remain exercisable through the remainder of its original five year term. In the event that the Company terminates Ms. Horner’s employment without Cause or Ms. Horner resigns with Good Reason, the Company is obligated to pay (i) the Accrued Obligation, (ii) a pro-rata portion of any bonus awarded pursuant to any annual bonus plan in which she is a participant (based on the days worked during the applicable year) and (iii) Ms. Horner’s compensation for the lesser of (A) 18 months or (B) the remainder of the term of the agreement and accelerate the vesting of the options granted in contemplation of the agreement, which options shall remain exercisable through the remainder of its original five year term. In the event that the Company terminates Ms. Horner’s employment without Cause or Ms. Horner resigns with Good Reason on or following a Change of Control (as defined in the agreement), the Company is generally obligated to continue to pay Ms. Horner’s compensation for the greater of (A) 24 months or (B) the remainder of the term of the agreement and accelerate the vesting of the options held by Ms. Horner, which options shall remain exercisable through the remainder of its original five year term.

On May 30, 2014, the Company entered into Amendment No. 1 to the employment agreement with Ms. Horner, which amendment was effective as of July 1. Pursuant to such amendment, (i) the termination date of Ms. Horner’s employment agreement was extended from December 31, 2014 to December 31, 2015, (ii) her base salary was increased from $215,000 to $225,000 and (iii) “Executive Vice President” was added to her title. In addition, pursuant to the amendment, the definition of “Change Control” was amended such that a change in the majority of the Board as a result of a financing, merger, combination, acquisition, takeover or other non-ordinary course transaction without the approval of the current members of the Board would constitute a Change in Control.

On June 30, 2015, the Company entered into Amendment No. 2 to the employment agreement with Ms. Horner extending the termination date of such agreement from December 31, 2015 to December 31, 2016. Furthermore, Amendment No. 2 provided that such term would be automatically extended to December 31, 2018 if the Company is granted a Gaming Facility License by the NYSGC with respect to the Casino Project. On December 21, 2015, the Company was awarded such Gaming Facility License.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning the outstanding equity awards of each of the Named Executive Officers as of December 31, 2015:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options: Exercisable	Number of Securities Underlying Unexercised Options: Unexercisable	Option Exercise Price ($)	Option Expiration Date		Number of Shares of Stock That Have Not Vested	Market Value of Shares of Stock That Have Not Vested ($)
Joseph A. D’Amato	—	—	—
						1,667	41,258	(2)
						25,000	651,250	(3)
Laurette J. Pitts	—	—	—
						833	20,617	(2)
						10,000	260,500	(3)
Charles Degliomini	5,000	—	111.00	5/23/2017	(1)
						833	20,617	(2)
						10,000	260,500	(3)
Nanette L. Horner	—	—	—
						833	20,617	(2)
						10,000	260,500	(3)

(1)	Grant date May 24, 2007; vesting 33.3% on grant date, 33.3% one year after grant date and 33.4% two years after grant date—ten year term.
(2)	Restricted stock grant under the 2005 Equity Incentive Plan. Grant date November 12, 2013; vesting 33.3% one year after grant date, 33.3% two years after grant date and 33.4% three years after grant date.
(3)	Grant date May 5, 2015; vesting 50% on the “Casino Date”, 50% at the six month anniversary of the Casino Date; immediate vesting in the event of a Change in Control (as defined in the award).

Director Compensation

Directors who are also our officers are not separately compensated for their service as directors. Our directors who were non-employee directors in 2015, received the following aggregate amounts of compensation for 2015.

Name	Fees earned or paid in cash ($)		Restricted stock awards ($) (1)	Option awards ($)	Total ($)
Emanuel R. Pearlman	831,000	(2)	1,376,000	—	2,207,000
Nancy Palumbo	120,000	(3)	73,500	—	193,500
Gregg Polle	148,000	(4)	73,500	—	221,500
Edmund Marinucci	123,000	(5)	73,500	—	196,500

(1)	3,000 shares, with a grant date of November 3, 2015, were issued to each director under the Company’s 2015 Equity Incentive Plan and 50,000 shares, with a grant date of May 5, 2015, were issued to Mr. Pearlman under the Company’s 2005 Equity Incentive Plan.
(2)	Consists of (i) $50,000 annual cash compensation for non-employee directors; (ii) $10,000 for service on the Audit Committee; (iii) $10,000 for service on the Compensation Committee; (iv) $10,000 for service on the Corporate Governance and Nominations Committee; (v) $10,000 for service on the Regulatory Compliance Committee; (vi) $48,000 for service on the Strategic Development Committee and an additional $48,000 for acting as Chairman of the Strategic Development Committee; (vii) $485,000 additional compensation for the Chairman of the Strategic Development Committee for the significant amount of time spent in supporting and facilitating the Company’s pursuit of the Casino Project of which a portion is a cash bonus in consideration of the Company’s receipt of a Gaming Facility License on December 21, 2015 (such bonus amount was approved by the Compensation Committee on March 7, 2016); and (viii) $160,000 for acting as Chairman of the Board. Commencing as of June 1, 2016, Mr. Pearlman will be paid an annual salary of $650,000 in his role as Executive Chairman.
(3)	Consists of: (i) $50,000 annual cash compensation for non-employee directors; (ii) $10,000 for service on the Audit Committee; (iii) $10,000 for service on the Compensation Committee; and (iv) $10,000 for service on the Regulatory Compliance Committee;(v) $15,000 for acting as Chairman of the Compensation Committee; (vi) $10,000 for service on the Corporate Governance and Nominations Committee; (vii) $15,000 for acting as Chairman of the Regulatory Compliance Committee.
(4)	Consists of: (i) $50,000 annual cash compensation for non-employee directors; (ii) $40,000 for acting as Chairman of the Audit Committee; (iii) $48,000 for service on the Strategic development Committee; and (iv) $10,000 for service on the Audit Committee.
(5)	Consists of: (i) $50,000 annual cash compensation for non-employee directors; (ii) $10,000 for service on the Corporate Governance and Nominations Committee; (iii) $15,000 for acting as Chairman of the Corporate Governance and Nominations Committee; and (iv) $48,000 for service on the Strategic Development Committee.

Cash Compensation

Each non-employee member of the Board receives annual cash compensation of $50,000. The chairperson of (i) the Audit Committee receives annual compensation of $40,000, (ii) the Compensation Committee receives annual compensation of $15,000, (iii) the Corporate Governance and Nominations Committee receives annual compensation of $15,000; (iv) the Regulatory Compliance Committee receives annual compensation of $15,000 and (v) the Strategic Development Committee receives annual compensation of $48,000. Annual compensation for each member of the

Audit Committee, Compensation Committee, Corporate Governance and Nominations Committee and Regulatory Compliance Committee is $10,000 per committee, including for the chairperson of such committee. Annual compensation for each member of the Strategic Development Committee is $48,000 per member. Annual compensation for the Chairman of the Board was $160,000. Compensation for the Lead Director was $21,060 from January 1, 2015 to November 3, 2015. Additional compensation for the Chairman of the Strategic Development Committee for the significant amount of time spent in supporting and facilitating the Company’s pursuit of the Casino Project was $260,000.

Stock Compensation

In November 2014, the non-employee directors of the Company received an annual grant of 2,000 shares of restricted stock, with such shares vesting on January 4, 2016. The shares were subject to immediate vesting in the event of a Change in Control (as defined in the award).

In November 2015, the non-employee directors of the Company received an annual grant of 3,000 shares of restricted stock, with such shares vesting on January 6, 2017. Such shares are subject to immediate vesting in the event of a Change in Control (as defined in the award). Further, in May 2015, Mr. Pearlman was granted 50,000 shares of restricted stock, one half vesting on the Casino Date and the remaining one half as to the six month anniversary of the Casino Date. Such shares are subject to immediate vesting in the event (i) Mr. Pearlman is removed from the Board other than for cause, (ii) if he is not re-nominated by Kien Huat to stand for election to the Board or (iii) upon a Change in Control (as defined in the award).

Compensation Policies and Practices and Risk Management

The Compensation Committee has reviewed the design and operation of the Company’s compensation policies and practices for all employees, including executives, as they relate to risk management practices and risk-taking incentives. The Compensation Committee believes that the Company’s compensation policies and practices do not encourage unnecessary or excessive risk taking and that any risks arising from the Company’s compensation policies and practices for its employees are not reasonably likely to have a material adverse effect on the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who beneficially own more than ten percent of our Common Stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Executive officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based upon a review of the copies of such forms furnished to us, we believe that during the year ended December 31, 2015 there were no delinquent filers.

OTHER INFORMATION

Independent Registered Public Accounting Firm

On March 8, 2016, the Audit Committee of the Board appointed the firm of Ernst & Young LLP (“E&Y”) to serve as our independent auditors for our fiscal year ended December 31, 2016. The independent accountant’s report of E&Y on our consolidated financial statements for the year ended December 31, 2015 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

As discussed in greater detail below, the following table shows the fees paid or accrued by us to E&Y and during the indicated periods:

Type of Service	2015	2014	2013
Audit Fees (1)	$921,000	$734,000	$451,000
Audit-Related Fees (2)	23,000	23,000	44,000
Tax Fees (3)	71,000	84,000	79,000

Total	$1,015,000	$841,000	$574,000

(1)	Comprised of the audit of our annual financial statements, internal controls over financial reporting, reviews of our quarterly financial statements, various SEC filings and statutory audits.
(2)	Comprised of services rendered in connection with the audit of the Company’s employee benefit plan.
(3)	Comprised of services for tax compliance and tax return preparation.

Pre-approval Policies and Procedures

All audit and non-audit services to be performed by our independent registered public accounting firm must be approved in advance by the Audit Committee. Consistent with applicable law, limited amounts of services, other than audit, review or attest services, may be approved by one or more members of the Audit Committee pursuant to authority delegated by the Audit Committee, provided each such approved service is reported to the full Audit Committee at its next meeting.

All of the engagements and fees for our fiscal year ended December 31, 2015 were approved by the Audit Committee. In connection with the audit of our financial statements for the fiscal year ended December 31, 2015, E&Y only used full-time, permanent employees.

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure.

None.

A representative of E&Y is expected to attend the Annual Meeting, will have the opportunity to make a statement should they desire to do so and to respond to appropriate questions.

Principal Stockholders

The following table sets forth information concerning beneficial ownership of our capital stock outstanding at September 16, 2016, by: (i) each stockholder known to be the beneficial owner of more than five percent of any class of our voting stock then outstanding; (ii) each of our directors and nominees to serve as director; (iii) each of our Named Executive Officers; and (iv) our current directors and executive officers as a group.

As of September 9, 2016, there were 31,139,207 shares of our Common Stock and 44,258 shares of Series B Preferred Stock issued and outstanding and entitled to notice of and to vote on all matters presented to stockholders. Each share of Common Stock entitles the holder thereof to one vote and each share of Series B Preferred Stock entitles the holder thereof to fifty-four thousandths (.054) of one vote.

The information regarding beneficial ownership of our Voting Stock has been presented in accordance with the rules of the SEC. Under these rules, a person may be deemed to beneficially own any shares of capital stock as to which such person, directly or indirectly, has or shares voting power or investment power, and as to which such person has the right to acquire voting or investment power within 60 days through the exercise of any stock option or other right. The percentage of beneficial ownership as to any person as of a particular date is calculated by dividing (a) (i) the number of shares beneficially owned by such person plus (ii) the number of shares as to which such person has the right to acquire voting or investment power within 60 days by (b) the total number of shares outstanding as of such date, plus any shares that such person has the right to acquire from us within 60 days. Including those shares in the tables does not, however, constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares that power with that person’s spouse) with respect to all shares of capital stock listed as owned by that person or entity.

Name and Address of
Beneficial Owner (1)
	Common Stock Beneficially Owned			Series B Preferred Stock
Directors	Shares		Percentage	Shares	Percentage
Edmund Marinucci	8,244	(2)	*	—	—
Joseph A. D’Amato	44,806	(3)	*	—	—
Nancy Palumbo	16,372	(4)	*	—	—
Emanuel R. Pearlman	159,102	(5)	*	—	—
Gregg Polle	16,176	(6)	*	—	—
Keith Horn	2,250	(7)
Current Officers
Laurette J. Pitts	14,000	(8)	—	—	—
Charles Degliomini	15,833	(9)	*	—	—
Nanette L. Horner	14,000	(10)	—	—	—

Directors and Officers as a Group (9 people)	291,585	(11)		—	—

Stockholders
Kien Huat Realty III Limited c/o Kien Huat Realty Sdn Bhd. 22nd Floor Wisma Genting Jalan Sultan Ismail 50250 Kuala Lumpur Malaysia	27,533,067	(12)	88.4%	—	—
Patricia Cohen 6138 S. Hampshire Ct. Windermere, FL 34786	—			44,258	100%

(1)	Unless otherwise indicated, the address of each stockholder, director, and executive officer listed above is Empire Resorts, Inc., c/o Monticello Casino and Raceway, Route 17B, P.O. Box 5013, Monticello, New York 12701.
(2)	Edmund Marinucci beneficially owns 8,244 shares of common stock, which consists of:
a.	3,622 shares of common stock which are directly owned;
b.	Options issued pursuant the 2005 Equity Incentive Plan (for purposes of this table, the “2005 Plan”) that are currently exercisable into 1,622 shares of common stock; and

c.	3,000 shares of restricted stock issued pursuant to the 2015 Equity Incentive Plan (for purposes of this table, the “2015 Plan”) which do not vest until January 6, 2017.
(3)	Joseph A. D’Amato beneficially owns 44,806 shares of common stock, which consists of:
a.	11,889 shares of common stock which are directly owned; and
b.	32,917 shares of restricted stock which vest as follows:
i.	1,667 shares issued pursuant to the 2015 Plan which vest on November 12, 2016;
ii.	25,000 shares issued pursuant to the 2005 Plan, of which 12,500 shares vest on the date on which the NYSGC authorizes the opening of the Montreign Resort Casino to the public (“Casino Date”) and an additional 12,500 shares which vest at the six month anniversary of the Casino Date; in the event of a Changes in Control (as defined in the award), all 25,000 shares vest immediately; and
iii.	6,250 shares issued pursuant to the 2015 Plan which vest on August 2, 2018.
(4)	Nancy Palumbo beneficially owns 16,372 shares of common stock, which consists of:
a.	11,372 shares of common stock which are directly owned;
b.	Options issued pursuant to the 2005 Plan that are currently exercisable into 2,000 shares of common stock; and
c.	3,000 shares of restricted stock issued pursuant to the 2015 Plan which vest on January 6, 2017.
(5)	Emanuel R. Pearlman beneficially owns 159,102 shares of common stock:
a.	29,102 shares of common stock which are directly owned, which consists of;
b.	Options issued pursuant to the 2005 Plan that are currently exercisable into 2,000 shares of common stock; and
c.	128,000 shares of restricted stock which vest as follows:
i.	3,000 shares issued pursuant to the 2015 Plan which vest on January 6, 2017;
ii.	50,000 shares issued pursuant to the 2005 Plan of which 25,000 shares vest on the Casino Date and 25,000 shares vest at the six month anniversary of the Casino Date; however, all 50,000 shares vest immediately in the event (i) Mr. Pearlman is removed from the Board other than for cause; (ii) if he is not re-nominated by Kien Huat to stand for election to the Board or (iii) upon a Change in Control (as defined in the award); and
iii.	75,000 shares issued pursuant to the 2015 Plan which vest as to 18,750 shares on each of March 16, 2017, March 16, 2018, March 16, 2019 and March 16, 2020.
(6)	Gregg Polle beneficially owns 16,176 shares of common stock, which consists of:
a.	11,176 shares of common stock which are directly owned;
b.	Options issued pursuant to the 2005 Plan that are currently exercisable into 2,000 shares of common stock; and
c.	3,000 shares of restricted stock issued pursuant to the 2015 Plan which vest on January 6, 2017.
(7)	Keith Horn beneficially owns 2,250 shares of common stock, which consists of:
a.	2,250 shares of restricted stock issued pursuant to the 2015 Plan which vest on January 6, 2017.
(8)	Laurette Pitts beneficially owns 14,000 shares of common stock, which consists of:
a.	3,166 shares of common stock which are directly owned; and
b.	10,834 shares of restricted stock issued pursuant to the 2005 Plan which vest as follows:
i.	834 shares vest on November 12, 2016; and
ii.	5,000 shares vest on the Casino Date and 5,000 vest at the six month anniversary of the Casino Date; all 10,000 shares vest immediately in the event of a Change in Control (as defined in the award).
(9)	Charles Degliomini beneficially owns 15,833 shares of common stock, which consists of:
a.	Options issued pursuant to the 2005 Plan that are currently exercisable into 5,000 shares of common stock;
b.	10,833 shares of restricted stock issued pursuant to the 2005 Plan which vest as follows:
i.	833 shares vest on November 12, 2016; and
ii.	5,000 shares vest on the Casino Date and 5,000 vest at the six month anniversary of the Casino Date; all 10,000 shares vest immediately in the event of a Change in Control (as defined in the award).

(10)	Nanette Horner beneficially owns 14,000 shares of common stock, which consists of:
a.	3,166 shares of common stock which are directly owned;
b.	10,834 shares of restricted stock issued pursuant to the 2005 Plan which vest as follows:
i.	834 shares vest on November 12, 2016; and
ii.	5,000 shares vest on the Casino Date and 5,000 vest at the six month anniversary of the Casino Date; all 10,000 shares vest immediately in the event of a Change in Control (as defined in the award).
(11)	Directors and Officers as a group beneficially own 291,585 shares of common stock, which consists of:
a.	74,295 shares of common stock owned directly by Directors and Officers;
b.	Options issued pursuant to the 2005 Plan that are currently exercisable into an aggregate of 12,622 shares of common stock;
c.	121,168 shares of restricted stock issued pursuant to the 2005 Plan; and
d.	83,500 shares of restricted stock issued pursuant to the 2015 Plan.
(12)	Based on the Schedule 13D filed by Kien Huat on February 18, 2016.

Certain Relationships and Related Transactions

Investment Agreement with Kien Huat

On August 19, 2009, we entered into that certain investment agreement (the “Investment Agreement”) with Kien Kien Huat, pursuant to which we issued 6,901,208 shares of common stock, representing just under 50% of our voting power at the time.

Under the terms of the Investment Agreement, Kien Huat is entitled to recommend three directors whom we are required to cause to be elected or appointed to our Board, subject to the satisfaction of all legal and governance requirements regarding service as a member of our Board and to the reasonable approval of the Corporate Governance and Nominations Committee of the Board. In 2015, Kien Huat recommended Joseph A. D’Amato, Emanuel Pearlman and Edmund Marinucci for appointment to the Board pursuant to the Investment Agreement. Kien Huat will continue to be entitled to recommend three nominees for directors for so long as it owns at least 24% of our voting power outstanding at such time, after which the number of directors whom Kien Huat will be entitled to designate for election or appointment to the Board will be reduced proportionally to Kien Huat’s percentage of ownership. Under the Investment Agreement, for so long as Kien Huat is entitled to designate nominees for directors to the Board, among other things, Kien Huat will have the right to nominate one of its nominees elected to serve as a director to serve as the Chairman of the Board, and Mr. Pearlman has been appointed to serve as Chairman of the Board pursuant to Kien Huat’s recommendation are elected, Mr. Pearlman would continue to serve as Chairman of the Board. Until such time as Kien Huat ceases to own capital stock with at least 30% of our voting power outstanding at such time, the Board will be prohibited under the terms of the Investment Agreement from taking certain actions relating to fundamental transactions involving us and our subsidiaries and certain other matters without the affirmative vote of the directors nominated by Kien Huat.

Loan Agreement with Kien Huat and Conversion of Kien Huat Note

On November 17, 2010, we entered into a loan agreement with Kien Huat (as amended, the “Loan Agreement”) pursuant to which Kien Huat made a loan (the “Kien Huat Loan”) represented by a convertible promissory note (the “Kien Huat Note”) in the principal amount of $35 million and which had an interest rate of 5%. The Company paid down the principle of the Kien Huat Note in the amount of approximately $17.6 million from the proceeds of the rights offering the Company consummated in May 2011. $17.6 million was outstanding as of December 31, 2015.

On March 3, 2015, the Company and Kien Huat entered into Amendment No. 3 (the “Third Amendment”) to the Loan Agreement. Pursuant to the Third Amendment, the maturity date of the Loan was extended from March 15, 2015 to March 15, 2016. Additionally, if the Company was denied a Gaming Facility License for the Casino Project, it was to be deemed an Event of Default under the Loan Agreement. In consideration of the extension of the maturity date of the Loan, the Company agreed to pay Kien Huat a one-time fee of $25,000 and to pay the out-of-pocket legal fees and expenses incurred by Kien Huat in an amount not to exceed $20,000.

Conversion of Kien Huat Note

Pursuant to the Commitment Letter (as defined and discussed below), Kien Huat agreed to convert in accordance with its terms the Kien Huat Note into shares of the Company’s Common Stock upon the earlier to occur of (i) the closing of the January 2016 Rights Offering (as defined below) and (ii) the maturity of the Kien Huat Note, which was March 15, 2016. Accordingly, upon consummation of the January 2016 Rights Offering, on February 17, 2016, the Kien Huat Note was converted into 1,332,058 shares of Common Stock, which conversion, along with the payment in cash of interest due, satisfied the Kien Huat Note in full (the “Note Conversion”). After giving effect to the January 2016 Rights Offering (including the standby purchase pursuant to the January 2016 Standby Purchase Agreement (as defined below)) and the Note Conversion, Kien Huat owned approximately 88.7% of the outstanding shares of the Company’s Common Stock.

Commitment Letter from Kien Huat

On June 30, 2014, Montreign submitted an application to the New York State Gaming Facility Location Board (“Siting Board”) for a Gaming Facility License for the Casino Project. The Company was awarded the Gaming Facility license on December 21, 2015. The Company anticipates financing the associated costs and expenses of the Gaming Facility License and the Casino Project with a combination of debt and equity financing. For the debt portion of the Company’s financing, Credit Suisse AG had committed to provide a senior secured credit facility of up to a maximum amount of $478 million. The Credit Suisse credit facility was subject to various conditions precedent, including the Company’s receipt of the Gaming Facility License and evidence of an equity investment in the Company of up to $150 million. On June 26, 2014, the Company and Kien Huat entered into a letter agreement (as amended, the “Commitment Letter”) pursuant to which Kien Huat committed to exercise its proportionate share of subscription rights if the Company commenced a rights offering on the terms described in the Commitment Letter to meet the requirements of the Credit Suisse credit facility. In addition, in lieu of exercising any over-subscription rights in such a rights offering, Kien Huat agreed it would enter into a standby purchase agreement to exercise all subscription rights not otherwise exercised by other holders in the rights offering upon the same terms as the other holders. For such commitment, the Company agreed to pay Kien Huat a fee of 1.0% of the maximum amount that may be raised, of which 0.5% was paid upon execution of the Commitment Letter and the remaining 0.5% is due if a rights offering is launched.

2015 Rights Offering

On January 5, 2015, the Company commenced a rights offering (the “January 2015 Rights Offering”) for aggregate gross proceeds of $50 million to raise a portion of the equity financing necessary to develop the Casino Project. In partial satisfaction of Kien Huat’s obligations pursuant to the Commitment Letter, in connection with the January 2015 Rights Offering, on January 2, 2015, the Company and Kien Huat entered into a standby purchase agreement (the “January 2015 Standby Purchase Agreement”). The January 2015 Rights Offering closed on February 6, 2015. The Company issued a total of 1,408,451 shares of Common Stock at $35.50 per share. This includes 10,658 shares of Common Stock issued to holders upon exercise of their basic subscription and over-subscription rights and 864,360 shares of Common Stock issued to Kien Huat upon exercise of its basic subscription rights. Kien Huat also acquired the remaining 533,433 shares of Common Stock not sold in the January 2015 Rights Offering pursuant to the January 2015 Standby Purchase Agreement.

September 2015 Amendment to the Commitment Letter from Kien Huat

The Company and Kien Huat entered into a second amendment to the Commitment Letter (the “September 2015 Amendment to the Commitment Letter”) on September 22, 2015. Pursuant to the September 2015 Amendment to the Commitment Letter, Kien Huat increased its overall equity investment commitment to the Company from $150 million plus the amount necessary to redeem the Series E Preferred Stock to an aggregate total of $375 million, which amounts include the $50 million invested in the January 2015 Rights Offering. In particular, Kien Huat agreed to participate in, and backstop, two additional rights offerings, the first of which is the January 2016 Rights Offering (as defined below), which Kien Huat had agreed to backstop in an amount not to exceed $290 million. Kien Huat also agreed to participate in, and backstop, a follow-on rights offering on the same terms and conditions and at the same subscription price as the January 2016 Rights Offering, in an amount not to exceed $35 million (the “Follow-On Rights Offering”). Except for the increase in the overall commitment amount, the other terms and conditions of the Commitment Letter remained unchanged.

2016 Rights Offering

On January 4, 2016, we commenced a rights offering (the “January 2016 Rights Offering”) of transferable subscription rights to holders of record of our Common Stock and Series B Preferred Stock as of January 4, 2016 to purchase up to 20,138,888 shares of our Common Stock. In connection with the January 2016 Rights Offering, on December 31, 2015, we and Kien Huat entered into a standby purchase agreement (the “January 2016 Standby Purchase Agreement”). Pursuant to the January 2016 Standby Purchase Agreement, Kien Huat agreed to (i) exercise its basic subscription rights to acquire approximately $30 million of our Common Stock within ten (10) days of the commencement of the January 2016 Rights Offering with a closing proximate thereto and (ii) to exercise the remainder of its basic subscription rights prior to the expiration date of the January 2016 Rights Offering. In addition, Kien Huat agreed it would exercise all rights not otherwise exercised by the other holders in the January 2016 Rights Offering, which we refer to as the standby purchase, upon the same terms as other holders in an aggregate amount not to exceed $290 million. Pursuant to the January 2016 Standby Purchase Agreement, we paid Kien Huat a commitment fee in the amount of $1,450,000, which is equal to 0.5% of the maximum amount of the January 2016 Rights Offering, and reimbursed Kien Huat for its expenses in an amount not exceeding $50,000. The January 2016 Rights Offering generated approximately $290 million in gross proceeds for the Company and closed on February 17, 2016. The net proceeds of the January 2016 Rights Offering will be used for (i) the expenses relating to the development of the Casino Project, (ii) to redeem the outstanding shares of the Series E Preferred Stock of the Company in accordance with the terms of an existing settlement agreement and (iii) the expenses related to the development of a golf course and the entertainment that are part of the initial phase of Adelaar and to support the working capital needs of the Company.

Kien Huat Letter Agreement

As a result of Kien Huat’s increased proportionate ownership following the consummation of the January 2016 Rights Offering and the Note Conversion, at the request of the Company, on February 17, 2016, Kien Huat and the Company entered a letter agreement (the “Letter Agreement”) pursuant to which, during the period commencing on February 17, 2016 and ending on the earlier of (i) the three year anniversary of the closing of the January 2016 Rights Offering and (ii) the one year anniversary of the opening of the Casino Project, Kien Huat has agreed not to take certain actions with respect to the Company. In particular, during such time period, Kien Huat has agreed not to, and to cause its affiliates other than the Company or its subsidiaries (collectively with Kien Huat, “Kien Huat Parties”) not to, take certain actions in furtherance of a “going-private” transaction (as such term is defined in the Letter Agreement) involving the Company unless such transaction is subject to the approval of (x) holders of a majority of the votes represented by the Common Stock, Series B Preferred Stock and any other capital stock of the Company entitled to vote together with the common stock in the election of the Board of the Company (other than any such capital stock owned by any Kien Huat Parties) and (x) either (A) a majority of disinterested members of the Board or (y) a committee of the Board composed of disinterested members of the Board. In addition, during such period, the Company and Kien Huat have agreed to cooperate to ensure that, to the greatest extent possible, the Board includes no fewer than three (3) independent directors (the definition of independence as determined under the standards of Nasdaq or any other securities exchange on which the common stock of the Company is then listed).

June 2016 Kien Huat Commitment

To give the Company greater flexibility in assessing alternatives for meeting its project financing needs, and to enable the Company to time drawdowns on such financing to its advantage, on June 7, 2016, the Company and Kien Huat, entered into a letter agreement (the “June 2016 Kien Huat Commitment”) concerning the additional financing needed to complete the Casino Project. Pursuant to the June 2016 Kien Huat Commitment, Kien Huat committed to provide the Company with up to $525 million of such financing, in the form of debt and/or equity investment, necessary to complete the construction of the Casino Project that it cannot obtain from third party financing sources. The Company agreed to use commercially reasonable efforts to obtain third party financing to complete the Casino Project. In the event Kien Huat provides any financing to support the construction of the Casino Project pursuant to this June 2016 Kien Huat Commitment, Kien Huat shall be entitled to receive a funding fee of 1.75% of the amount so funded, or such other amount as may be mutually agreeable to the parties. As the Company believes it has sufficient cash on hand to finance the construction of the Casino Project through December 2016, draw down on any financing provided pursuant to this June 2016 Kien Huat Commitment could occur no earlier than September 2016. Kien Huat’s obligation to provide an additional $35 million of equity financing in the Follow-On Rights Offering is unaffected by the June 2016 Kien Huat Commitment and remains in full force and effect.

Moelis & Company

On December 9, 2013, the Company executed a letter agreement (the “Moelis Letter Agreement”) pursuant to which it engaged Moelis & Company LLC (“Moelis”) to act as its financial advisor in connection with the Adelaar Project and the Casino Project. Pursuant to the Moelis Letter Agreement, we agreed to pay Moelis a retainer fee in the aggregate amount of $250,000, of which $150,000 was payable upon execution and $100,000 of which was paid within 90 days after execution. In the event a financing is consummated, the Moelis Letter Agreement contemplates additional transaction-based fees would be earned by Moelis.

During 2014, we paid Moelis approximately $44,000 for professional services and travel.

During 2015, we paid Moelis approximately $428,000 for professional services and travel and expenses.

At the close of the January 2016 Rights Offering, Moelis was paid approximately $2.1 million for financial advisory services in connection to with the Casino Project, pursuant to the Moelis Letter Agreement.

Gregg Polle, a director of the Company, is a Managing Director of Moelis. Mr. Polle refrained from participating in the discussion of the Moelis Letter Agreement and the determination of whether to enter into such agreement.

Audit Committee Review

Our Audit Committee Charter provides that the Audit Committee will review and approve all transactions between the Company and its officers, directors, director nominees, principal stockholders and their immediate family members. We intend that any such transactions will be on terms no less favorable to the Company than the Company could obtain from unaffiliated third parties.

PROPOSALS TO BE VOTED ON

PROPOSAL NUMBER ONE—ELECTION OF DIRECTORS

Introduction and Nominees

The Corporate Governance and Nominations Committee of our Board has nominated each of Joseph A. D’Amato, Emanuel R. Pearlman, Edmund Marinucci, Nancy A. Palumbo, Gregg Polle and Keith Horn to serve as directors until the 2017 annual meeting of stockholders (subject to their respective earlier removal, death or resignation) or until their successors are elected and qualified. Although the Board consists of seven members, the Corporate Governance and Nominations Committee recommended only six nominees. The Board will review possible candidates for the one Board vacancy based on the Company’s needs with respect to its business operations and development plans.

We have been advised by each of Messrs. D’Amato, Pearlman, Marinucci, Polle and Horn and Ms. Palumbo that they are willing to be named as a nominee and each are willing to continue to serve as a director if elected. Unless you indicate otherwise, shares represented by executed proxies will be voted for the election as directors of each nominee (each of whom is now a director) unless any such nominee shall be unavailable, in which case such shares will be voted for a substitute nominee designated by the Board. We have no reason to believe that any of the nominees will be unavailable or, if elected, will decline to serve.

Agreement with Investor

Pursuant to that certain Investment Agreement, Kien Huat is entitled to recommend three nominees, whom we are required to cause to be elected or appointed to our Board, subject to the satisfaction of all legal and governance requirements regarding service as a director and to the reasonable approval of the Corporate Governance and Nominations Committee of the Board, for so long as Kien Huat maintains ownership of at least 24% of the voting power of our capital stock outstanding at such time. For as long as Kien Huat is entitled to designate nominees for directors to the Board, it will have the right to nominate one of its nominees elected to serve as a director to serve as Chairman of the Board. Each of Messrs. Pearlman, Polle and Marinucci have been designated as nominees by Kien Huat pursuant to this right. In addition, for so long as Kien Huat owns capital stock with at least 30% of the voting power of our capital stock outstanding at such time, certain decisions made by the Board relating to fundamental transactions involving us and our subsidiaries and certain other matters require the approval of the directors designated by Kien Huat. We believe that this arrangement is an appropriate reflection of the Company’s underlying ownership structure.

The sections titled “Directors and Executive Officers” and “Director Qualifications” on pages 21 and 28, respectively, of this proxy statement contain more information about the leadership skills and other experiences that caused the Corporate Governance and Nominations Committee and the Board to determine that these nominees should serve as directors of the Company.

Required Vote

The six nominees receiving the highest number of affirmative votes shall be elected as directors. Unless marked to the contrary, proxies received will be voted “FOR” these nominees.

For the purposes of election of each director, although abstentions and broker non-votes will count toward the presence of a quorum, they will not be counted as votes cast and will have no effect on the result of the vote for the election of directors.

Recommendation

Our Board recommends a vote “FOR” the election to the Board of each of the abovementioned nominees.

PROPOSAL NUMBER TWO—THE CHARTER AMENDMENT PROPOSALS

The Company proposes to amend and restate our Current Charter, by making certain changes, as described below and as illustrated (strikethrough text showing deletions and thick underlined text showing additions) in the blackline attached as Annex A to this proxy statement. An unmarked version of the Proposed Restated Charter is attached as Annex A-1 to this proxy statement.

The Director Removal Proposal

Article Twelfth (E) of our Current Charter allows (i) directors to be removed by stockholders only “for cause,” and (ii) a majority of the whole Board remove other directors. Article Eleventh (E) of the Proposed Restated Charter revises Article Twelfth (E) of the Current Charter to allow stockholders to remove directors with or without cause and eliminate the provision enabling the Board to remove directors.

Reasons and Effect of the Director Removal Proposal

(i) Under Section 141(k) of the DGCL, stockholders may remove directors with or without cause except in certain cases. For example, when a board of directors is classified, pursuant to Section 141(k)(1) of the DGCL, stockholders may only remove directors for cause. In 2011, the Company’s stockholders voted to eliminate the Company’s classified board provisions and to provide for the annual election of all directors. We believe that the reference to stockholders being able to remove directors “for cause” only was inadvertently retained in the Current Charter, when such provision should have been deleted along with the other classified Board provisions. Accordingly, this proposal seeks to eliminate language that should have been eliminated when the Board was declassified, and aligns our Proposed Restated Charter with the DGCL, which empowers stockholders to remove directors from the Board with or without cause.

(ii) Under Section 141 of the DGCL, directors are not authorized to remove other directors from the Board—such power is reserved for the stockholders of the Company. We are seeking to amend Article Twelfth (E) of the Current Charter to eliminate the provision enabling directors to remove other directors from the Board to comply with the DGCL. This amendment will give the stockholders sole power to remove directors.

The Applicable Gaming Law Proposal

Article Tenth of our Current Charter provides that any transfer of the Company’s stock or securities are subject to the provisions, conditions and requirements of the Mississippi Gaming Control Act (the “Mississippi Gaming Act”) and the regulations promulgated thereunder until such time as the Corporation and its subsidiaries shall cease to be subject to the jurisdiction of the Mississippi Gaming Commission. In addition, the holders of the Company’s capital stock are subject to the applicable gaming laws and regulations of any jurisdiction in which the Company operates. Article Ninth of the Proposed Restated Charter deletes the reference to the Mississippi Gaming Control Act and retains the portion of Article Tenth of the Current Charter referencing the applicability of the gaming laws and regulations of any jurisdiction in which the Company conducts gaming operations.

Reasons and Effect of the Stock Transfer Proposal

In 1993, the Company was organized as a holding company for entities engaged primarily in the gaming and hospitality industries. For much of the Company’s early history, the Company concentrated on riverboat casinos in the southern United States (including in Mississippi), with nominal holdings in the Mid-Atlantic States. In 2002 the Company’s focus shifted as we commenced the liquidation of all of our holdings outside the Catskills region of the State of New York. The Company is no longer conducting gaming operations in Mississippi, and the reference to the Mississippi Gaming Control Act is being deleted to reflect the fact that the Company has ceased to be subject to the Mississippi gaming laws and regulations. However, Article Ninth of the Proposed Restated Charter continues to reflect the fact that the gaming laws and regulations of any state in which the Company operates applies to the ownership of the Company’s capital stock.

Article Ninth of the Proposed Restated Charter retains the portion of Article Tenth of the Current Charter that references ownership conditions based on the qualifications of any license or franchise the Company holds (such license or franchise necessary for the Company to conduct its business) from any governmental agency. As the Company’s stockholders know from the Company’s reports filed with the SEC, the jurisdiction in which the Company is currently operating is New York. The certificates for the Company’s capital stock includes a reference to the New York State Gaming laws as being applicable to ownership of the Company’s capital stock. The legend indicates that stock is transferable only subject to the provisions of Section 303 of the Racing, Pari-Mutuel Wagering and Breeding Law, so long as we hold directly or indirectly, a license issued by the NYSGC. In addition this qualification is identified in our annual reports on Form 10-K, including on pages 14 and 41 of the Company’s Annual Report for the year ended December 31, 2015, filed with the SEC on March 10, 2016. Accordingly, although the Proposed Restated Charter revises Article Tenth of the Current Charter to generally reference the laws and regulations of any jurisdiction in which the Company operates, the applicability of gaming laws and regulations of New York State specifically to ownership of the Company’s capital stock is identified to stockholders. Accordingly, this Amendment does not substantively change the stockholders understanding that the laws of any jurisdiction in which the Company operates shall apply to the ownership of the Company’s capital stock.

The Bylaws Proposal

Article Eleventh of our Current Charter currently provides that the Board, by a “majority vote thereof,” is authorized to adopt and/or amend or repeal the Company’s Bylaws. Article Tenth of the Proposed Restated Charter deletes the word “thereof” to clarify that the standard by which the Company’s Board may amend the Bylaws is an affirmative vote of a majority of the directors then in office.

Reasons and Effect of the Bylaws Proposal

The Board has proposed this amendment to ensure stock holders understand the exact number of directors that must approve an amendment to the Bylaws. This amendment will have no practical effect to stockholders, as the Board has consistently interpreted this provision to mean a majority of directors then in office. This proposal is being made solely to ensure the language causes no undue confusion to stockholders.

The Indemnification Proposal

(a) Article Sixth B(1) of our Current Charter grants indemnification and advancement rights to employees and agents of the Company. Article Fifth B(1) of the Proposed Restated Charter gives the Board flexibility to determine on a case by-case basis whether non-executive employees or agents of the Company should be entitled to be indemnified by the Company rather than requiring indemnification for all non-executive employees and agents.

(b) Article Sixth B(2) our Current Charter currently requires the Company to pay any fees incurred by a claimant in seeking indemnification or advancement (what the courts refer to as “fees on fees”) whether such indemnification or advancement is successful in whole or in part. Article Fifth B(2) of the Proposed Restated Charter will state that the claimant shall be entitled to be paid the expense of prosecuting a claim to the fullest extent permitted by the DGCL.

Reasons and Effect of the Indemnification Proposal

(a) Although a Delaware company is permitted to offer indemnification and advancement to its employees and agents (as it is for directors and officers), Section 145 of the DGCL does not require this, and a mandatory provision such as this can require advancement and indemnification for persons for whom the Company does not believe it is appropriate to advance or indemnify.

The Board believes that it would be in the best interests of the Company and its stockholders to give the Board the flexibility to determine on a case by-case basis whether non-executive employees or agents of the Company should be entitled to be indemnified by the Company, rather than requiring such indemnification for all non-executive employees and agents in its certificate of incorporation. Moreover, under Section 145 of the DGCL, the Board would still be permitted to allow the Company to indemnify non-executive employees and agents as determined by the Board from time to time to the extent permitted by Section 145 of the DGCL.

In addition, Article Sixth B(1) of the Current requires the Company to provide indemnification and advancement to a claimant whether or not he or she was acting in his or her corporate capacity. It is not clear that Delaware Courts would give effect to such language and, in any event, the Company believes it is unwise for the Company to extend indemnification and advancement so broadly. Therefore, we are also proposing to delete the “or is involved in” language of Article Sixth B(1) of the Current Charter to limit indemnification solely to claims that arise directly from acting in a corporate capacity. This language goes beyond the wording of the DGCL statute and, although a court might hold it permissible, the language is vague and could be interpreted in a way that the Company finds disadvantageous.

Finally, Article Sixth B(1), of the Current Charter, may be interpreted as negating future amendments to the DGCL that provide for narrower indemnification rights. If the Delaware legislature in the future changes the DGCL to provide for narrower indemnification rights, we do not want our Proposed Restated Charter to be in opposition to the legislature’s will. We are not eliminating any stockholders rights in this instance. Instead, we are assuring that we will comply with the DGCL now and in the future.

(b) Under Section 145(b) of the DGCL, a claimant is only entitled to recover “fees on fees” that are proportionate to his or her level of success in the advancement or indemnification action. We believe Article Fifth B(2) brings the Company’s indemnification practices in line with the DGCL by indicating that a claimant shall be entitled to be paid the expense of prosecuting a claim to the fullest extent permitted by the DGCL.

The Forum Selection Proposal

Our Current Charter does not specify in which courts “internal corporate claims” can be made. “Internal corporate claims” means claims, including claims in the right of the Company, (i) that are based upon a violation of a duty by a current or former director or officer or stockholder in such capacity, or (ii) as to which the DGCL confers jurisdiction upon the Court of Chancery of the State of Delaware. The Proposed Restated Charter will add a provision in Article Twelfth requiring, consistent with applicable jurisdictional requirements, that all internal corporate claims be brought exclusively in the Delaware Courts.

Reasons and Effect of the Forum Selection Proposal

We are proposing to add Article Twelfth requiring, consistent with applicable jurisdictional requirements, that all internal corporate claims be brought exclusively in the Delaware Courts (as authorized by Section 115 of the DGCL).

Plaintiffs seeking to bring claims against us for matters to which the Forum Selection Proposal relates could use our Company’s operations to bring duplicative suits in multiple jurisdictions or to choose a forum state that may not apply the DGCL, the corporate law of the state of incorporation, to the Company’s internal affairs in the same manner as the Delaware Courts would be expected to do so. The Forum Selection Proposal is intended to avoid subjecting the Company to multiple lawsuits in multiple jurisdictions on the same matter. While an exclusive forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that the stockholder finds favorable for disputes within the scope described above, and may discourage stockholder lawsuits with respect to such claims, our Board believes that the ability to require such actions to be brought in a single forum provides numerous benefits to the Company and our stockholders.

Specifically, the Company and our stockholders benefit from having disputes resolved by Delaware Courts, which are widely regarded as the preeminent court for the determination of disputes involving a Company’s internal affairs in terms of precedent, experience and focus. Delaware Courts have experienced jurists who have a deep understanding of Delaware Law and the duties of directors and officers. Delaware’s well-developed body of case law provides stockholders with more certainty about the outcome of Company disputes. By ensuring that Company disputes are heard in Delaware Courts, we and our stockholders avoid costly and duplicative litigation, the risk that Delaware Law would be misapplied by a court in another jurisdiction and the risk of inconsistent outcomes when two similar cases proceed in different courts. Lastly, Delaware offers a system of specialized Courts to deal with corporate law questions, with streamlined procedures and processes that help provide relatively quick decisions. This accelerated schedule can limit the time, cost and uncertainty of protracted litigation for all parties.

For these reasons, our Board believes that providing for Delaware as the exclusive forum for the types of disputes described above is in the best interests of the Company and our stockholders.

It is important to note that this action by the Board is not being taken in reaction to any specific litigation confronting our Company; rather, it is being taken to prevent potential future harm to the Company and our stockholders. Our Board is aware that certain proxy advisors, and even some institutional holders, take the view that they will not support an exclusive forum provision until the Company requesting it can show it already has suffered material harm as a result of multiple stockholder suits filed in different jurisdictions regarding the same matter. We have not incurred such material harm. Nonetheless, our Board believes that it is prudent and in the best interest of stockholders to take this preventive measure, and that the vast majority of our stockholders would appreciate the certainty and predictability of litigating in Delaware Courts. Our Board also believes that it is more prudent to take preventive measures before the Company and the interests of almost all of its stockholders are harmed by the increasing practice of the plaintiffs’ bar to file selectively their claims in favorable jurisdictions, rather than wait to incur the litigation and related costs of attempting to have the cases consolidated, or risk that foreign jurisdictions may misapply Delaware Law to the detriment of the company and its stockholders.

The Director Exculpation Proposal

Article Sixth A of our Current Charter allows for exculpation of the Company’s directors from monetary liability for breach of fiduciary duty under certain circumstances. The last sentence of this provision relates to its repeal or modification by the stockholders of the Company and may imply that the stockholders—alone—have the authority to effect a repeal or modification of this provision. Article Fifth A of the Proposed Restated Charter deletes the words “by the stockholders of the Corporation” to clarify that, as with all amendments to a Company’s certificate of incorporation pursuant to the DGCL, the Board must also approve any such repeal or modification of this provision of our Current Charter.

Reasons and Effect of the Director Exculpation Proposal

Section 242(b) of the DGCL indicates that any amendment to a provision of a charter requires approval of the Board. In Article Fifth A of the Proposed Restated Charter, the reference to “by the stockholders of the Corporation” is deleted to avoid any confusion that this provision is intended to supersede the requirements of Section 242(b) of the DGCL. This amendment will have no practical effect on the stockholders as, pursuant to the DGCL, all amendments to the Company’s certificate of incorporation will continue to be subject to the approval of both the Board and a majority of the Company’s stockholders.

Additional Modifications

The Proposed Restated Charter also reflects additional revisions of a ministerial nature, some of which the Board has deemed necessary or advisable in light of the other changes and deletions being proposed. These changes and modifications include, among other things, deletion of references to prior annual meetings and deletion of a provision naming the Company’s incorporator.

Required Vote

An affirmative vote of a majority of our issued and outstanding Voting Stock is required to approve each Charter Amendment Proposal. Broker non-votes and abstentions will have the same effect as votes against each Charter Amendment Proposal.

Recommendation

THE BOARD RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” EACH OF THE CHARTER AMENDMENT PROPOSALS.

PROPOSAL NUMBER THREE—APPROVAL OF COMPENSATION

AWARDED TO NAMED EXECUTIVE OFFICERS

As required by the SEC’s proxy rules, we are seeking an advisory, non-binding stockholder vote with respect to compensation awarded to our Named Executive Officers for 2015.

Our executive compensation program and compensation paid to our Named Executive Officers are described on pages 23 to 33 of this proxy statement. Our compensation programs are overseen by the Compensation Committee and reflect our philosophy to pay all of our employees, including our Named Executive Officers, in ways that support three primary business objectives:

•	Attract and retain the best talent.
•	Support our culture of performance.
•	Align employee interests with long-term stockholder interests in the overall success of the Company.

To help achieve these objectives, we structure our Named Executive Officers’ compensation to reward the achievement of short-term and long-term strategic and operational goals. Stockholders are being asked to approve the following resolution at the Annual Meeting:

Resolved, that the stockholders approve the compensation awarded to the Company’s Named Executive Officers, as disclosed under SEC rules, including the compensation tables and related narrative disclosures included in this proxy statement.

Required Vote

You may vote for or against the following resolution, or you may abstain. Approval of this proposal requires the affirmative “FOR” vote of a majority of the Voting Stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Because this vote is advisory, it will not be binding upon our Board. However, the Compensation Committee will consider the outcome of the vote, along with other relevant factors, in evaluating its executive compensation program.

Recommendation

THE BOARD RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE FOREGOING RESOLUTION.

OTHER MATTERS

The Company knows of no other matters to be submitted to the shareholders at the Annual Meeting. If any other matters properly come before the shareholders at the Annual Meeting, it is the intention of the persons named on the proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

Stockholder Proposals

For any proposal to be considered for inclusion in our proxy statement and form of proxy for submission to the stockholders at our 2017 Annual Meeting of Stockholders, it must be submitted in writing and comply with the requirements of Rule 14a-8 of the Exchange Act. Such proposals must be received by the Company at its offices at c/o Monticello Casino and Raceway, 204 State Route 17B, P.O. Box 5013, Monticello, New York 12701 no later than June 30, 2017.

In addition, our Bylaws provide notice procedures for stockholders to nominate a person as a director and to propose business to be considered by stockholders at a meeting. Notice of a nomination or proposal must be delivered to us not less than 120 days and not more than 180 days prior to the date we first mailed our proxy materials for the preceding year’s annual meeting of stockholders, or not more than 15 days from the public announcement of the meeting if the meeting is first publicly announced less than 90 days prior to the date of the meeting. Accordingly, for our 2017 Annual Meeting, notice of a nomination or proposal must be delivered to us no later than June 30, 2017 and no earlier than April 30, 2017. Nominations and proposals also must satisfy other requirements set forth in the Bylaws. If a stockholder fails to comply with the foregoing notice provision or with certain additional procedural requirements under SEC rules, the Company will have authority to vote shares under proxies we solicit when and if the nomination or proposal is raised at the annual meeting of stockholders and, to the extent permitted by law, on any other business that may properly come before the annual meeting of stockholders and any adjournments or postponements. The Chairman of the Board may refuse to acknowledge the introduction of any stockholder proposal not made in compliance with the foregoing procedures.

Householding Information

Unless we have received contrary instructions, we may send a single copy of this proxy statement to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. This process, known as “householding,” reduces the volume of duplicate information received at any one household and helps to reduce our expenses. However, if stockholders prefer to receive multiple sets of our disclosure documents at the same address this year or in future years, the stockholders should follow the instructions described below. Similarly, if an address is shared with another stockholder and together both of the stockholders would like to receive only a single set of our disclosure documents, the stockholders should follow these instructions:

•	If the shares are registered in the name of the stockholder, the stockholder should contact us at our offices at Empire Resorts, Inc., c/o Monticello Casino and Raceway, 204 State Route 17B, P.O. Box 5013, Monticello, New York 12701, to inform us of their request; or
•	If a bank, broker or other nominee holds the shares, the stockholder should contact the bank, broker or other nominee directly.

Where You Can Find More Information

We file annual and quarterly reports and other reports and information with the SEC. These reports and other information can be inspected and copied at, and copies of these materials can be obtained at prescribed rates from, the Public Reference Section of the Securities and Exchange Commission, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549-1004. We distribute to our stockholders annual reports containing financial statements audited by our independent registered public accounting firm and, upon request, quarterly reports for the first three quarters of each fiscal year containing unaudited financial information. In addition, the reports and other information are filed through Electronic Data Gathering, Analysis and Retrieval (known as “EDGAR”) system and are publicly available on the SEC’s site on the Internet, located at www.sec.gov. We will provide without charge to you, upon written or oral request, a copy of the reports and other information filed with the SEC.

Any requests for copies of information, reports or other filings with the SEC should be directed to Empire Resorts, Inc., c/o Monticello Casino and Raceway, 204 State Route 17B, P.O. Box 5013, Monticello, New York 12701, Attn: Secretary.

Annex A

BLACKLINE OF SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

EMPIRE RESORTS, INC.

Pursuant to Sections 242 and 245 of the Delaware General Corporation Law

Empire Resorts, Inc. (hereinafter referred to as the “Corporation”), a corporation organized and existing under and by virtue of the Delaware General Corporation Law, hereby certifies as follows:

1) the present name of the corporation is “Empire Resorts, Inc.”;

2) the name under which the Corporation was originally incorporated is “Alpha Hospitality Corporation”; and

3) the date of filing of the original certificate of incorporation of the Corporation with the Secretary of State of Delaware was March 19, 1993.

The Amended and Restated Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:

FIRST: The name of the Corporation is “Empire Resorts, Inc.”

SECOND: The registered office of the corporation and registered agent in the State of Delaware is to be located at 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, county of New Castle. The name of its registered agent is The Prentice-Hall Corporation System, Inc.

THIRD: The nature of the business, and the objects and purposes proposed to be transacted, promoted and carried on, are to do any and all things herein mentioned, as fully and to the same extent as natural persons might or could do, and in any part of the world, viz:

To do any lawful act or thing for which a corporation may be organized under the General Corporation Law of the State of Delaware (the “GCL”).

FOURTH: The total number of shares of stock that the Corporation shall have the authority to issue is one hundred fifty-five million (155,000,000), consisting of one hundred fifty million (150,000,000) shares of Common Stock, each such share having a par value of $.01, and five million (5,000,000) shares of Preferred Stock, each such share having a par value of $.01. The Board of Directors is expressly authorized to issue Preferred Stock without stockholder approval, in one or more series, and to fix for each such series such voting powers, full or limited, and such designations, preferences and relative, participating, optional or special rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series and as may be permitted by the Delaware General Corporation Law.

~~FIFTH: The name and mailing address of the Incorporator is:~~

~~Spencer McAdams~~

~~c/o Olshan Grundman Frome & Rosenzweig~~

~~505 Park Avenue~~

~~New York, New York 10022~~

~~SIXTH~~ FIFTH: A. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the directors’ duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL, or (iv) for any transaction from which this director derived an improper personal benefit. If the GCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the GCL, as so amended. Any repeal or modification of this Paragraph A ~~by the stockholders of the Corporation~~ shall not adversely affect any right or protection of a director of the Corporation with respect to events occurring prior to the time of such repeal or modification.

B. (1) Each person who was or is made a party or is threatened to be made a party to ~~or is involved in~~ any action, suit, or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director~~,~~ or officer~~, employee or agent~~ of the Corporation as a trustee of an employee benefit plan, or is or was serving at the request of the Corporation, as a director~~,~~ or officer ~~or employee or agent~~ of another corporation or of a partnership, joint venture, trust or other enterprise~~, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent,~~ shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the GCL as the same exists or may hereafter be amended ~~(but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment),~~ against all expense, liability and loss (including attorneys fees,) judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement~~)~~ reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director~~,~~ or officer~~, employee or agent~~ and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in paragraph (2) of this Paragraph B with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Paragraph B shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the GCL requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity) in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Paragraph B or otherwise.

(2) If a claim under paragraph (1) of this Paragraph B is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and~~, if successful in whole or in part,~~ the claimant shall be entitled to be paid also the expense of prosecuting such claim to the fullest extent permitted by the GCL. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that he claimant has not met the standards of conduct which make it permissible under the act for the Corporation to indemnify the claimant for the amount claimed but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the GCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

(3) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Paragraph B shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the certificate of incorporation, By-Laws, agreement, vote of stockholders or disinterested directors or otherwise.

(4) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the GCL.

(5) The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the Corporation for the expenses incurred in defending any proceeding in advance of its final disposition, to any employee or agent of the Corporation to the fullest extent of the provisions of this Paragraph B with respect to the indemnification and advancement of expenses of directors~~,~~ and officers ~~and employees~~ of the Corporation.

~~SEVENTH~~ SIXTH: In addition to any other considerations which the Board of Directors may lawfully take into account, in determining whether to take or to refrain from taking corporate action on any matter, including proposing any matter to the stockholders of the Corporation, the Board of Directors may take into account the long-term as well as short-term interests of the Corporation and its stockholders (including the possibility that these interests may be best served by the continued independence of the Corporation), the interests of creditors, customers, employees and other constituencies of the Corporation and its subsidiaries and the effect upon communities in which the Corporation and its subsidiaries do business.

~~EIGHTH~~ SEVENTH: In furtherance and not in limitation of the powers conferred by law or in this Certificate of Incorporation, the Board of Directors (and any committee of the Board of Directors) is expressly authorized, to the extent permitted by law, to take such action or actions as the Board or such committee may determine to be reasonably necessary or desirable to (A) encourage any person to enter into negotiations with the Board of Directors and management of the Corporation with respect to any transaction which may result in a change in control of the Corporation which is proposed or initiated by such person or (B) contest or oppose any such transaction which the Board of Directors or such committee determines to be unfair, abusive or otherwise undesirable with respect to the Corporation and its business, assets or properties or the stockholders of the Corporation, including, without limitation, the adoption of plans or the issuance of rights, options, capital stock, notes, debentures or other evidences of indebtedness or other securities of the Corporation, which rights, options, capital stock, notes, evidences of indebtedness and other securities (i) may be exchangeable for or convertible into cash or other securities on such terms and conditions as may be determined by the Board or such Committee and (ii) may provide for the treatment of any holder or class of holders thereof designated by the Board of Directors or any such committee in respect of the terms, conditions, provisions and rights of such securities which is different from, and unequal to, the terms, conditions, provisions and rights applicable to all other holders thereof.

~~NINTH~~ EIGHTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and any other provisions authorized by the laws of the state of Delaware at the time in force may be added or inserted, subject to the limitations set forth in this Certificate of Incorporation and in the manner now or hereafter provided herein by statute, and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this certificate of incorporation in its present form or as amended are granted subject to the rights reserved in this Article ~~NINTH~~ EIGHTH.

~~TENTH~~ NINTH: ~~The stock or securities of the Corporation shall be held, and the transfer thereof shall be, subject to the provisions, conditions and requirements of the Mississippi Gaming Control Act and the Regulations promulgated thereunder until such time as the Corporation and its subsidiaries shall cease to be subject to the jurisdiction of the Mississippi Gaming Commission.~~ So long as the Corporation holds (directly or indirectly) a license or franchise from a government~~al~~ agency to conduct its business, which license or franchise is conditioned upon some or all of the holders of the Corporation’s stock possessing prescribed qualifications, any and all shares of the Corporation’s stock shall be held subject to the condition that if a holder thereof does not possess the prescribed qualifications (“Disqualified Holder”), such Disqualified Holder shall dispose of his interest in the Corporation’s securities within 120 days or such other time period required by the relevant government agency following the Corporation’s receipt of notice (the “Notice Date”) of such Disqualified Holder from a government agency. Promptly following the Notice Date, the Corporation shall personally deliver a copy of such written notice to the Disqualified Holder, mail it to such Disqualified Holder at the address shown on the Corporation’s books and records, or use any other reasonable means of delivering a copy of such written notice to the Disqualified Holder. Failure of the Corporation to provide notice to a Disqualified Holder after making reasonable efforts to do so shall not preclude the Corporation from exercising its rights under this paragraph ~~10~~ 9. In addition, the Corporation, at its sole option and in its sole discretion, may redeem the stock of a Disqualified Holder to the extent necessary to prevent the loss of such license or franchise or to reinstate it. Any shares of the Corporation’s stock redeemable pursuant to this paragraph ~~10~~ 9 may be called for redemption immediately for cash, property or rights, including securities of the Corporation or another corporation, on not less than five (5) days’ notice to the Disqualified Holder at a redemption price equal to the average closing price of such stock on a national securities exchange for the 45 trading days immediately preceding the date of the redemption notice; or if such stock is not so traded, then the average of the high and low closing bid price of the stock as quoted by the National Association of Securities Dealers Automated Quotation system for such 45 trading day period; or if such stock is not so quoted, the redemption price shall be determined in good faith by the Corporation’s Board of Directors. A Disqualified Holder shall reimburse the Corporation for all expenses incurred by the Corporation in performing its obligations and exercising its rights under this paragraph ~~10~~ 9.

~~ELEVENTH~~ TENTH: The Corporation’s Board of Directors (by a majority vote ~~thereof~~ of the directors then in office) shall have the right, power and authority to adopt any new by-law and/or amend or repeal any then-existing by-law; provided, however, that the Corporation’s Board of Directors may not amend or repeal any by-law that, by its very terms, is not subject to amendment or repeal except by or upon approval of the Corporation’s stockholders or any class, series or other group or portion thereof.

~~TWELFTH~~ ELEVENTH:

A. NUMBER OF DIRECTORS. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors which the Corporation would have if there were no vacancies (the “Whole Board”).

B. ELECTION AND TERMS OF DIRECTORS. Directors shall be elected by a plurality of votes cast. ~~At the 2011 annual meeting of stockholders of the Corporation and thereafter~~ Each director shall be elected for a one-year term expiring at the next annual meeting of stockholders of the Corporation and until such director’s successor shall have been elected and qualified.

C. NEWLY CREATED DIRECTORSHIPS AND VACANCIES.

Subject to the rights of the holders of any series of Preferred Stock, newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause (other than a vacancy resulting from removal by the stockholders, in which case such vacancy shall be filled by the stockholders) shall be filled only by a majority vote of the directors then in office, though less than a quorum, and a director so chosen shall hold office until the next stockholders’ meeting at which directors are elected and until his successor is elected and qualified. No decrease in the number of authorized directors constituting the entire Board of Directors shall shorten the term of any incumbent director.

D. AMENDMENTS TO ARTICLE ~~TWELFTH~~ ELEVENTH SECTION ~~12~~ 11(B). The affirmative vote of the holders of eighty percent (80%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors (the “Voting Stock”), voting together as a single class, shall be required to amend or repeal, or to adopt any provision inconsistent with Article ~~Twelfth~~ Eleventh Sections ~~12~~ 11(B) unless approved by at least seventy-five percent (75%) of the Whole Board. In the event that at least seventy-five percent (75%) of the Whole Board approves any such provision, then the affirmative vote of the holders of outstanding stock representing at least a majority of the voting power of all of the then outstanding shares of Voting Stock, voting together as a single class, shall be required to amend or repeal, or to adopt any provision inconsistent with Article ~~Twelfth~~ Eleventh Sections ~~12~~ 11(B).

E. REMOVAL. Subject to the rights of the holders of Preferred Stock, and unless this Certificate of Incorporation otherwise provides, any director or the entire Board of Directors may be removed with or without cause by ~~stockholders only for cause, and~~ the affirmative vote of eighty percent (80%) of the voting power of all of the then outstanding shares of Voting Stock, voting together as a single class~~, or the affirmative vote of at least a majority of the Whole Board, shall be required to effect such removal~~.

TWELFTH: Internal Corporate Claims shall be brought solely and exclusively in the courts of the State of Delaware; provided, however, that an internal corporate claim may be brought in another forum if the courts of the State of Delaware cannot exercise personal jurisdiction over all necessary parties or lack subject matter jurisdiction over the claim. “Internal Corporate Claims” means claims, including claims in the right of the corporation, (i) that are based upon a violation of a duty by a current or former director or officer or stockholder in such capacity, or (ii) as to which the General Corporation Law of Delaware confers jurisdiction upon the Court of Chancery of the State of Delaware.

[Signature Page Follows]

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by the undersigned this ~~16th day of February, 2011~~ [    ] day of [                    ], 2016.

Empire Resorts, Inc.

By:	/s/ Joseph A. D’Amato
Name: Joseph A. D’Amato
Title: Chief Executive Officer

Annex A-1

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

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SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

EMPIRE RESORTS, INC.

Pursuant to Sections 242 and 245 of the Delaware General Corporation Law

Empire Resorts, Inc. (hereinafter referred to as the “Corporation”), a corporation organized and existing under and by virtue of the Delaware General Corporation Law, hereby certifies as follows:

1) the present name of the corporation is “Empire Resorts, Inc.”;

2) the name under which the Corporation was originally incorporated is “Alpha Hospitality Corporation”; and

3) the date of filing of the original certificate of incorporation of the Corporation with the Secretary of State of Delaware was March 19, 1993.

The Amended and Restated Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:

FIRST: The name of the Corporation is “Empire Resorts, Inc.”

SECOND: The registered office of the corporation and registered agent in the State of Delaware is to be located at 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, county of New Castle. The name of its registered agent is The Prentice-Hall Corporation System, Inc.

THIRD: The nature of the business, and the objects and purposes proposed to be transacted, promoted and carried on, are to do any and all things herein mentioned, as fully and to the same extent as natural persons might or could do, and in any part of the world, viz:

To do any lawful act or thing for which a corporation may be organized under the General Corporation Law of the State of Delaware (the “GCL”).

FOURTH: The total number of shares of stock that the Corporation shall have the authority to issue is one hundred fifty-five million (155,000,000), consisting of one hundred fifty million (150,000,000) shares of Common Stock, each such share having a par value of $.01, and five million (5,000,000) shares of Preferred Stock, each such share having a par value of $.01. The Board of Directors is expressly authorized to issue Preferred Stock without stockholder approval, in one or more series, and to fix for each such series such voting powers, full or limited, and such designations, preferences and relative, participating, optional or special rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series and as may be permitted by the Delaware General Corporation Law.

FIFTH: A. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for

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any breach of the directors’ duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL, or (iv) for any transaction from which this director derived an improper personal benefit. If the GCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the GCL, as so amended. Any repeal or modification of this Paragraph A shall not adversely affect any right or protection of a director of the Corporation with respect to events occurring prior to the time of such repeal or modification.

B. (1) Each person who was or is made a party or is threatened to be made a party to any action, suit, or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director or officer of the Corporation as a trustee of an employee benefit plan, or is or was serving at the request of the Corporation, as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the GCL as the same exists or may hereafter be amended against all expense, liability and loss (including attorneys fees,) judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement~~)~~ reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in paragraph (2) of this Paragraph B with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Paragraph B shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the GCL requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity) in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Paragraph B or otherwise.

(2) If a claim under paragraph (1) of this Paragraph B is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and the claimant shall be entitled to be paid also the expense of prosecuting such claim to the fullest extent permitted by the GCL. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that he claimant has not met the standards of conduct which make it permissible under the act for the Corporation to indemnify the claimant for the amount claimed but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the GCL, nor an actual determination by the Corporation (including its

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Board of Directors, independent legal counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

(3) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Paragraph B shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the certificate of incorporation, By-Laws, agreement, vote of stockholders or disinterested directors or otherwise.

(4) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the GCL.

(5) The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the Corporation for the expenses incurred in defending any proceeding in advance of its final disposition, to any employee or agent of the Corporation to the fullest extent of the provisions of this Paragraph B with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

SIXTH: In addition to any other considerations which the Board of Directors may lawfully take into account, in determining whether to take or to refrain from taking corporate action on any matter, including proposing any matter to the stockholders of the Corporation, the Board of Directors may take into account the long-term as well as short-term interests of the Corporation and its stockholders (including the possibility that these interests may be best served by the continued independence of the Corporation), the interests of creditors, customers, employees and other constituencies of the Corporation and its subsidiaries and the effect upon communities in which the Corporation and its subsidiaries do business.

SEVENTH: In furtherance and not in limitation of the powers conferred by law or in this Certificate of Incorporation, the Board of Directors (and any committee of the Board of Directors) is expressly authorized, to the extent permitted by law, to take such action or actions as the Board or such committee may determine to be reasonably necessary or desirable to (A) encourage any person to enter into negotiations with the Board of Directors and management of the Corporation with respect to any transaction which may result in a change in control of the Corporation which is proposed or initiated by such person or (B) contest or oppose any such transaction which the Board of Directors or such committee determines to be unfair, abusive or otherwise undesirable with respect to the Corporation and its business, assets or properties or the stockholders of the Corporation, including, without limitation, the adoption of plans or the issuance of rights, options, capital stock, notes, debentures or other evidences of indebtedness or other securities of the Corporation, which rights, options, capital stock, notes, evidences of indebtedness and other securities (i) may be exchangeable for or convertible into cash or other securities on such terms and conditions as may be determined by the Board or such Committee and (ii) may provide for the treatment of any holder or class of holders thereof designated by the Board of Directors or any such committee in respect of the terms, conditions, provisions and rights of such securities which is different from, and unequal to, the terms, conditions, provisions and rights applicable to all other holders thereof.

EIGHTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and any other provisions authorized by the laws of the

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state of Delaware at the time in force may be added or inserted, subject to the limitations set forth in this Certificate of Incorporation and in the manner now or hereafter provided herein by statute, and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this certificate of incorporation in its present form or as amended are granted subject to the rights reserved in this Article EIGHTH.

NINTH: So long as the Corporation holds (directly or indirectly) a license or franchise from a government agency to conduct its business, which license or franchise is conditioned upon some or all of the holders of the Corporation’s stock possessing prescribed qualifications, any and all shares of the Corporation’s stock shall be held subject to the condition that if a holder thereof does not possess the prescribed qualifications (“Disqualified Holder”), such Disqualified Holder shall dispose of his interest in the Corporation’s securities within 120 days or such other time period required by the relevant government agency following the Corporation’s receipt of notice (the “Notice Date”) of such Disqualified Holder from a government agency. Promptly following the Notice Date, the Corporation shall personally deliver a copy of such written notice to the Disqualified Holder, mail it to such Disqualified Holder at the address shown on the Corporation’s books and records, or use any other reasonable means of delivering a copy of such written notice to the Disqualified Holder. Failure of the Corporation to provide notice to a Disqualified Holder after making reasonable efforts to do so shall not preclude the Corporation from exercising its rights under this paragraph 9. In addition, the Corporation, at its sole option and in its sole discretion, may redeem the stock of a Disqualified Holder to the extent necessary to prevent the loss of such license or franchise or to reinstate it. Any shares of the Corporation’s stock redeemable pursuant to this paragraph 9 may be called for redemption immediately for cash, property or rights, including securities of the Corporation or another corporation, on not less than five (5) days’ notice to the Disqualified Holder at a redemption price equal to the average closing price of such stock on a national securities exchange for the 45 trading days immediately preceding the date of the redemption notice; or if such stock is not so traded, then the average of the high and low closing bid price of the stock as quoted by the National Association of Securities Dealers Automated Quotation system for such 45 trading day period; or if such stock is not so quoted, the redemption price shall be determined in good faith by the Corporation’s Board of Directors. A Disqualified Holder shall reimburse the Corporation for all expenses incurred by the Corporation in performing its obligations and exercising its rights under this paragraph 9.

TENTH: The Corporation’s Board of Directors (by a majority vote of the directors then in office) shall have the right, power and authority to adopt any new by-law and/or amend or repeal any then-existing by-law; provided, however, that the Corporation’s Board of Directors may not amend or repeal any by-law that, by its very terms, is not subject to amendment or repeal except by or upon approval of the Corporation’s stockholders or any class, series or other group or portion thereof.

ELEVENTH:

A. NUMBER OF DIRECTORS. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors which the Corporation would have if there were no vacancies (the “Whole Board”).

B. ELECTION AND TERMS OF DIRECTORS. Directors shall be elected by a plurality of votes cast. Each director shall be elected for a one-year term expiring at the next annual meeting of stockholders of the Corporation and until such director’s successor shall have been elected and qualified.

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C. NEWLY CREATED DIRECTORSHIPS AND VACANCIES.

Subject to the rights of the holders of any series of Preferred Stock, newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause (other than a vacancy resulting from removal by the stockholders, in which case such vacancy shall be filled by the stockholders) shall be filled only by a majority vote of the directors then in office, though less than a quorum, and a director so chosen shall hold office until the next stockholders’ meeting at which directors are elected and until his successor is elected and qualified. No decrease in the number of authorized directors constituting the entire Board of Directors shall shorten the term of any incumbent director.

D. AMENDMENTS TO ARTICLE ELEVENTH SECTION 11(B). The affirmative vote of the holders of eighty percent (80%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors (the “Voting Stock”), voting together as a single class, shall be required to amend or repeal, or to adopt any provision inconsistent with Article Eleventh Sections 11(B) unless approved by at least seventy-five percent (75%) of the Whole Board. In the event that at least seventy-five percent (75%) of the Whole Board approves any such provision, then the affirmative vote of the holders of outstanding stock representing at least a majority of the voting power of all of the then outstanding shares of Voting Stock, voting together as a single class, shall be required to amend or repeal, or to adopt any provision inconsistent with Article Eleventh Sections 11(B).

E. REMOVAL. Subject to the rights of the holders of Preferred Stock, and unless this Certificate of Incorporation otherwise provides, any director or the entire Board of Directors may be removed with or without cause by the affirmative vote of eighty percent (80%) of the voting power of all of the then outstanding shares of Voting Stock, voting together as a single class~~.~~

TWELFTH: Internal Corporate Claims shall be brought solely and exclusively in the courts of the State of Delaware; provided, however, that an internal corporate claim may be brought in another forum if the courts of the State of Delaware cannot exercise personal jurisdiction over all necessary parties or lack subject matter jurisdiction over the claim. “Internal Corporate Claims” means claims, including claims in the right of the corporation, (i) that are based upon a violation of a duty by a current or former director or officer or stockholder in such capacity, or (ii) as to which the General Corporation Law of Delaware confers jurisdiction upon the Court of Chancery of the State of Delaware.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by the undersigned this [    ] day of [                    ], 2016.

Empire Resorts, Inc.

By:	/s/ Joseph A. D’Amato
Name: Joseph A. D’Amato
Title: Chief Executive Officer

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YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet – QUICK ««« EASY

IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 7:00 p.m., Eastern Standard Time, on October 31, 2016.

INTERNET/MOBILE – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE.

▲  FOLD HERE   ●  DO NOT SEPARATE   ●  INSERT IN ENVELOPE PROVIDED   ▲

PROXY	Please mark your votes like this	☒

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH NOMINEE AND FOR EACH PROPOSAL. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS OF THE MEETING.

1.	Election of Directors
	01. Joseph A. D’Amato 02. Emanuel R. Pearlman 03. Edmund Marinucci	04. Nancy A. Palumbo 05. Gregg Polle 06. Keith Horn	FOR ALL ☐	WITHHOLD ALL ☐	FOR ALL EXCEPT* ☐

Charter Amendment Proposals

To approve an amendment and restatement of our Amended and Restated Certificate of Incorporation, as amended to:

2. (i) Delete the provision allowing directors to remove other directors and (ii) enable stockholders to remove directors from the Board with or without cause (the “Director Removal Proposal”)

FOR ☐	AGAINST ☐	ABSTAIN ☐

3. Delete the provision referencing the applicability of the gaming laws and regulations of the State of Mississippi to transfers of the Company’s capital stock and retain the provision referencing the applicability of the gaming laws and regulations of any jurisdiction in which the Company conducts gaming operations to the ownership of the Company’s capital stock (the “Applicable Gaming Law Proposal”)

FOR ☐	AGAINST ☐	ABSTAIN ☐

4. Clarify that the director vote required to amend the Company’s bylaws is a “majority of the directors then in office” (the “Bylaws Proposal”)

FOR ☐	AGAINST ☐	ABSTAIN ☐

5. Amend the indemnification provisions to (i) leave to the discretion of the Board whether to extend indemnification and advancement of expenses to employees and agents of the Company, and (ii) clarify that the Company will pay a claimant in an indemnification or advancement action fees that are proportionate to his or her level of success in the indemnification or advancement action (the “Indemnification Proposal”)

FOR ☐	AGAINST ☐	ABSTAIN ☐

6. Add a provision that all internal corporate claims be brought exclusively in Delaware courts (the “Forum Selection Proposal”)

FOR ☐	AGAINST ☐	ABSTAIN ☐

7. Add a provision to clarify that, in accordance with Delaware General Corporation Law, the Board, in addition to stockholders, must approve a repeal or modification of the article relating to director exculpation from monetary liability for breach of fiduciary duty under certain circumstances (the “Director Exculpation Proposal”)

FOR ☐	AGAINST ☐	ABSTAIN ☐

Executive Compensation

8. To approve, by a non-binding vote, the Company’s 2015 executive compensation.

FOR ☐	AGAINST ☐	ABSTAIN ☐

*	(Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list above)

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES, “FOR” EACH OF THE CHARTER AMENDMENT PROPOSALS AND “FOR” THE ADVISORY VOTE ON EXECUTIVE COMPENSATION.

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature                                                        Signature, if held jointly                                                        Date                                                   , 2016.

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Important Notice Regarding the Availability of Proxy Materials for

the Annual Meeting of Stockholders to be held November 1, 2016

The Proxy Statement and our 2015 Annual Report to Stockholders on Form 10K, as amended, are available at

http://www.cstproxy.com/empireresorts/2016

▲  FOLD HERE  ●  DO NOT SEPARATE  ●  INSERT IN ENVELOPE PROVIDED  ▲

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

Empire Resorts, Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF EMPIRE RESORTS, INC.

The undersigned hereby appoints Joseph A. D’Amato and Emanuel R. Pearlman as proxies, each with the power to appoint his substitute, and hereby authorizes them, and each of them acting singly, to represent and vote, as designated below, all the shares of Common Stock and Series B Preferred Stock of Empire Resorts, Inc. (the “Company”) held of record by the undersigned at the close of business on September 9, 2016, at the Annual Meeting of Stockholders to be held at the offices of Ellenoff Grossman & Schole LLP, located at 1345 Avenue of the Americas, New York, New York, 10105 on Tuesday, November 1, 2016, at 10:00 a.m., Eastern Standard Time, or any adjournment(s) or postponement(s) thereof (the “Meeting”) and authorizes and instructs said proxies to vote in the manner directed below.

This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted FOR each nominee for Director, FOR each of the Charter Amendment Proposals and “FOR” the advisory vote on executive compensation. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Meeting or any adjournment(s) or postponement(s) of the Meeting. If you wish to vote via the Internet, please read the directors on the reverse side.

(Continued and to be marked, dated and signed, on the other side)

EMPIRE RESORTS, INC. c/o Continental Proxy Services – 8th Floor 17 Battery Place, New York NY 10004–1123	You May Vote Your Proxy When You View The Material On The Internet. You Will Be Asked To Follow The Prompts To Vote Your Shares.
EMPIRE RESORTS, INC. c/o Monticello Casino and Raceway 204 State Route 17B, P.O. Box 5013 Monticello, New York 12701 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS to be held on November 1, 2016

*Stockholders are cordially invited to attend the Annual Meeting and vote in person. At the Annual Meeting, you will need to request a ballot to vote your shares.

Dear Stockholder,

The 2016 Annual Meeting of Stockholders (“Annual Meeting”) of Empire Resorts, Inc. will be held at the offices of Ellenoff Grossman & Schole LLP, 1345 Avenue of the Americas, New York, New York 10105 on Tuesday, November 1, 2016, at 10:00 AM Eastern Standard Time.

Proposals to be considered at the Annual Meeting:

(1)	To elect six directors to serve on the Company’s Board of Directors (the “Board”) until the 2017 annual meeting of stockholders or until their successors are elected and qualified;

(2)	To approve an amendment and restatement of our Amended and Restated Certificate of Incorporation, as amended (the “Proposed Restated Charter”) to:

a. (i) delete the provision allowing directors to remove other directors and (ii) enable stockholders to remove directors from the Board with or without cause (the “Director Removal Proposal”);

b. delete the provision referencing the applicability of the gaming laws and regulations of the State of Mississippi to transfers of the Company’s capital stock and retain the provision referencing the applicability of the gaming laws and regulations of any jurisdiction in which the Company conducts gaming operations to the ownership of the Company’s capital stock (the “Applicable Gaming Law Proposal”);

c. clarify that the director vote required to amend the Company’s bylaws is a “majority of the directors then in office” (the “Bylaws Proposal”);

d. amend the indemnification provisions to (i) leave to the discretion of the Board whether to extend indemnification and advancement of expenses to employees and agents of the Company, and (ii) clarify that the Company will pay a claimant in an indemnification or advancement action fees that are proportionate to his or her level of success in the indemnification or advancement action (the “Indemnification Proposal”);

e. add a provision that all internal corporate claims be brought exclusively in Delaware courts (the “Forum Selection Proposal”); and

f. add a provision to clarify that, in accordance with Delaware General Corporations Law, the Board, in addition to stockholders, must approve a repeal or modification of the article relating to director exculpation from monetary liability for breach of fiduciary duty under certain circumstances (the “Director Exculpation Proposal,” and collectively with the Director Removal Proposal, the Applicable Gaming Law Proposal, the Bylaws Proposal, the Indemnification Proposal and the Forum Selection Proposal, the “Charter Amendment Proposals”);

(3)	To conduct a non-binding advisory vote on our 2015 executive compensation; and

(4)	Such other matters as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR, “FOR” EACH OF THE CHARTER AMENDMENT PROPOSALS AND “FOR” THE ADVISORY VOTE ON EXECUTIVE COMPENSATION.

Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated, and returned the proxy card.	Vote Your Proxy on the Internet:
Go to http://www.cstproxyvote.com
Have your notice available when you access the above website. Follow the prompts to vote your shares.
COMPANY ID:
PROXY NUMBER:
ACCOUNT NUMBER:
The Proxy Materials are available for review at: http://www.cstproxy.com/empireresorts/2016

c/o Monticello Casino and Raceway

204 State Route 17B, P.O. Box 5013

Monticello, New York 12701

Important Notice Regarding the Availability of Proxy Materials

For the 2016 Annual Meeting of Stockholders to be Held On

November 1, 2016

This is not a ballot. You cannot use this notice to vote your shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

If you would like to receive a paper or e-mail copy of these documents, you must request one. There is no charge for such documents to be mailed to you. Please make your request for a copy as instructed below on or before             , 2016, to facilitate a timely delivery. You may also request that you receive paper or email copies of all future proxy materials from the Company.

The following Proxy Materials are available to you to review at: http://www.cstproxy.com/empireresorts/2016

-	the Company’s Annual Report for the year ended December 31, 2015 on Form 10-K;

-	Amendment No. 1 to the Company’s Annual Report for the year ended December 31, 2015 on Form 10-K/A;

-	the Company’s 2016 Proxy Statement;

-	the Proxy Card; and

-	any amendments to the foregoing materials that are required to be furnished to shareholders.

ACCESSING YOUR PROXY MATERIALS ONLINE

Have this notice available when you request a paper copy of the proxy materials or to vote your proxy electronically. You must reference your company ID., proxy number, and account number.

REQUESTING A PAPER COPY OF THE PROXY MATERIALS

By telephone at: 1-888-221-0690

or

By logging on to: http://www.cstproxy.com/empireresorts/2016

or

By email at: proxy@continentalstock.com

Please include the company name and your account number in the subject line.